                                                                    EXHIBIT 4.21

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                               CREDIT AGREEMENT


                         DATED AS OF DECEMBER 16, 1997

                                     AMONG

                                HINES II, INC.,
                                 as Borrower,

                          THE LENDERS LISTED HEREIN,
                                  as Lenders,

                                      and

                          BT COMMERCIAL CORPORATION,
                                   as Agent


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

                                HINES II, INC.
                               CREDIT AGREEMENT
                               TABLE OF CONTENTS
                               -----------------

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                                                                            Page
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Section 1.     DEFINITIONS.................................................   2
       1.1     Certain Defined Terms.......................................   2
       1.2     Accounting Terms: Utilization of GAAP for Purposes of
               Calculations Under Agreement................................  42
       1.3     Other Definitional Provisions...............................  42

Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..................  42
       2.1     Commitments; Making of Loans; the Register; Notes...........  43
       2.2     Interest on the Loans.......................................  52
       2.3     Fees........................................................  57
       2.4     Repayments, Prepayments and Reductions in Commitments;
               General Provisions Regarding Payments.......................  61
       2.5     Use of Proceeds.............................................  68
       2.6     Special Provisions Governing Eurodollar Rate Loans and
               Canadian Eurodollar Rate Loans..............................  68
       2.7     Increased Costs; Taxes; Capital Adequacy....................  71
       2.8     Obligation of Lenders and Issuing Lenders to Mitigate.......  76
       2.9     Collection, Deposit and Transfer of Payments in
               Respect of Accounts.........................................  77

Section 3.     LETTERS OF CREDIT...........................................  79
       3.1     Issuance of Letters of Credit and Domestic Lenders'
               Purchase of Participations Therein..........................  79
       3.2     Letter of Credit Fees.......................................  82
       3.3     Drawings and Reimbursement of Amounts Drawn Under
               Letters of Credit...........................................  82
       3.4     Obligations Absolute........................................  85
       3.5     Indemnification; Nature of Issuing Lenders' Duties..........  87
       3.6     Increased Costs and Taxes Relating to Letters of Credit.....  88

Section 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT...................  89
       4.1     Conditions to Term Loans and Initial Revolving Loans........  89
       4.2     Conditions to All Loans.....................................  96
       4.3     Conditions to Letters of Credit.............................  97
       4.4     Conditions to Canadian Loans................................  97

Section 5.     BORROWER'S REPRESENTATIONS AND WARRANTIES................... 103

                                      (i)

                                                                          Page
                                                                          ----
        5.1   Organization, Powers, Qualification, Good Standing,
              Business and Subsidiaries....................................103
        5.2   Authorization of Borrowing, etc..............................104
        5.3   Financial Condition..........................................105
        5.4   No Material Adverse Change; No Restricted Junior Payments....106
        5.5   Title to Properties; Liens...................................106
        5.6   Litigation; Adverse Facts....................................106
        5.7   Payment of Taxes.............................................107
        5.8   Performance of Agreements; Materially Adverse Agreements;
              Material Contracts...........................................107
        5.9   Governmental Regulation......................................107
        5.10  Securities Activities........................................108
        5.11  Employee Benefit Plans.......................................108
        5.12  Certain Fees.................................................108
        5.13  Environmental Protection.....................................109
        5.14  Employee Matters.............................................110
        5.15  Solvency.....................................................110
        5.16  Disclosure...................................................111
        5.17  Related Agreements...........................................111

Section 6.    BORROWER'S AFFIRMATIVE COVENANTS.............................111
        6.1   Financial Statements and Other Reports.......................112
        6.2   Corporate Existence, etc.....................................118
        6.3   Deposit of Excess Cash; BTCC Account.........................118
        6.4   Payment of Taxes and Claims; Tax Consolidation...............118
        6.5   Maintenance of Properties; Insurance.........................119
        6.6   Inspection; Lender Meeting...................................120
        6.7   Compliance with Laws, etc....................................121
        6.8   Environmental Disclosure and Inspection......................121
        6.9   Company's Remedial Action Regarding Hazardous Materials......122
        6.10  Supplemental Actions Relating to Creation and Perfection of
              Liens and Security Interests in Real, Personal and Mixed
              Property Collateral and Related Matters......................123
        6.11  Execution of Guaranties and Collateral Documents by Future
              Subsidiaries.................................................126
        6.12  Additional Mortgages.........................................127
        6.13  Assignability and Recording of Lease Agreements..............128

Section 7.    BORROWER'S NEGATIVE COVENANTS................................129
        7.1   Indebtedness.................................................129
        7.2   Liens and Related Matters....................................130
        7.3   Investments; Joint Ventures..................................131

                                      (ii)

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                                                                          ----
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           7.4   Contingent Obligations.....................................132
           7.5   Restricted Junior Payments.................................133
           7.6   Financial Covenants........................................134
           7.7   Restriction on Fundamental Changes; Asset
                 Sales and Acquisitions.....................................136
           7.8   Consolidated Capital Expenditures..........................138
           7.9   Restriction on Leases......................................138
           7.10  Sales and Lease-Backs......................................139
           7.11  Sale or Discount of Receivables............................139
           7.12  Transactions with Shareholders and Affiliates..............139
           7.13  Disposal of Subsidiary Stock...............................140
           7.14  Conduct of Business........................................140
           7.15  Amendments of Certain Documents............................140
           7.16  Fiscal Year................................................140

Section 8.       EVENTS OF DEFAULT..........................................140
           8.1   Failure to Make Payments When Due..........................141
           8.2   Default in Other Agreements................................141
           8.3   Breach of Certain Covenants................................141
           8.4   Breach of Warranty.........................................141
           8.5   Defaults Under Loan Documents..............................142
           8.6   Involuntary Bankruptcy; Appointment of Receiver,
                 etc........................................................142
           8.7   Voluntary Bankruptcy; Appointment of Receiver, etc.........142
           8.8   Judgments and Attachments..................................143
           8.9   Dissolution................................................143
           8.10  Employee Benefit Plans.....................................143
           8.11  Material Adverse Effect....................................143
           8.12  Change in Control..........................................143
           8.13  Invalidity of Any Guaranty.................................144
           8.14  Failure of Security........................................144
           8.15  Amendment of Certain Documents of Holdings.................145
           8.16  Conduct of Business Relating to Holdings...................145

Section 9.       AGENT......................................................146
           9.1   Appointment................................................146
           9.2   Powers and Duties; General Immunity........................146
           9.3   Representations and warranties; No Responsibility
                 For Appraisal of Creditworthiness..........................148
           9.4   Right to Indemnity.........................................148
           9.5   Successor Agent............................................149
           9.6   Collateral Documents and Guaranties........................149

Section 10.      MISCELLANEOUS..............................................150

                                     (iii)


                                                                           Page
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
      10.1   Assignments and Participations in Loans and Letters of Credit..150
      10.2   Expenses.......................................................153
      10.3   Indemnity......................................................153
      10.4   Set-Off; Security Interest in Deposit Accounts.................155
      10.5   Ratable Sharing................................................156
      10.6   Amendments and Waivers.........................................157
      10.7   Independence of Covenants......................................158
      10.8   Notices........................................................158
      10.9   Survival of Representations, Warranties and Agreements.........159
      10.10  Failure or Indulgence Not Waiver; Remedies Cumulative..........159
      10.11  Marshalling; Payments Set Aside................................159
      10.12  Severability...................................................160
      10.13  Obligations Several; Independent Nature of Lenders' Rights.....160
      10.14  Headings.......................................................160
      10.15  Applicable Law.................................................160
      10.16  Successors and Assigns.........................................160
      10.17  Consent to Jurisdiction and Service of Process.................161
      10.18  Waiver of Jury Trial...........................................161
      10.19  Confidentiality................................................162
      10.20  Judgment Currency..............................................162
      10.21  Counterparts; Effectiveness....................................163
        Signature pages.....................................................S-1

                                     (iv)

                                   EXHIBITS

I         FORM OF NOTICE OF BORROWING
II        FORM OF NOTICE OF CONVERSION/CONTINUATION
III       FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV        FORM OF ACQUISITION TERM NOTE
V-A       FORM OF WORKING CAPITAL REVOLVING NOTE
V-B       FORM OF ACQUISITION REVOLVING NOTE
VI        FORM OF CANADIAN NOTE
VII       FORM OF COMPLIANCE CERTIFICATE
VIII      FORM OF FINANCIAL CONDITION CERTIFICATE
IX        FORM OF BORROWING BASE CERTIFICATE
X         FORM OF OPINION OF KIRKLAND & ELLIS
XI        FORM OF OPINION OF O'MELVENY & MYERS
XII       FORM OF ASSIGNMENT AGREEMENT
XIII      FORM OF AUDITOR'S LETTER
XIV       FORM OF CERTIFICATE RE NON-BANK STATUS
XV        FORM OF COLLATERAL ACCOUNT AGREEMENT
XVI       FORM OF BLOCKED ACCOUNT AGREEMENT
XVII      FORM OF HOLDINGS GUARANTY
XVIII     FORM OF HOLDINGS PLEDGE AGREEMENT
XIX       FORM OF COMPANY GUARANTY
XX        FORM OF COMPANY SECURITY AGREEMENT
XXI       FORM OF COMPANY PLEDGE AGREEMENT
XXII      FORM OF COMPANY TRADEMARK SECURITY AGREEMENT
XXIII     FORM OF COMPANY PATENT SECURITY AGREEMENT
XXIV      FORM OF DOMESTIC SUBSIDIARY GUARANTY
XXV       FORM OF DOMESTIC SUBSIDIARY SECURITY AGREEMENT
XXVI      FORM OF DOMESTIC SUBSIDIARY PLEDGE AGREEMENT
XXVII     FORM OF DOMESTIC SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XXVIII    FORM OF DOMESTIC SUBSIDIARY PATENT SECURITY AGREEMENT
XXIX      FORM OF CANADIAN SUBSIDIARY SECURITY AGREEMENT
XXX       FORM OF CANADIAN SUBSIDIARY PLEDGE AGREEMENT
XXXI      FORM OF CANADIAN SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XXXII     FORM OF CANADIAN SUBSIDIARY PATENT SECURITY AGREEMENT
XXXIII    FORM OF COLLATERAL ACCESS AGREEMENT
XXXIV     FORM OF CANADIAN SUBSIDIARY GUARANTY
XXXV      FORM OF LOCKBOX AGREEMENT

                                      (v)

                                   SCHEDULES

1.1    EXISTING LETTERS OF CREDIT
2.1    LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1F   ORGANIZATIONAL AND OWNERSHIP STRUCTURE
5.1    SUBSIDIARIES OF COMPANY
5.3    NON-CONFORMITY WITH GAAP
5.5    REAL PROPERTY ASSETS
5.7    CERTAIN TAX RELATED MATTERS
5.12   CERTAIN FEES
7.1    CERTAIN EXISTING INDEBTEDNESS
7.3    CERTAIN EXISTING INVESTMENTS

                                     (vi)

                                HINES II, INC.

                               CREDIT AGREEMENT


          This CREDIT AGREEMENT is dated as of December 16, 1997 and entered into by and among HINES II, INC. ("Company" or "Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and BT COMMERCIAL CORPORATION ("BTCC"), as agent for Lenders (in such capacity, "Agent").


                                R E C I T A L S
                                ---------------

          WHEREAS, Borrower desires that Lenders extend certain credit facilities to Borrower to provide funds necessary to finance the acquisition of companies, and/or the assets or operations of companies, engaged in the nursery business or businesses related thereto, and to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries, including the issuance of letters of credit, for the company and business operations so acquired;

          WHEREAS, Holdings has agreed to guaranty the Obligations (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) of Borrower and to secure such guaranty by pledging to Agent for the benefit of Lenders all of the capital stock of Company;

          WHEREAS, Borrower has agreed to secure its obligations as Borrower, and each of Company's Domestic Subsidiaries has agreed to guaranty the Obligations of Borrower and secure its Obligations as a Guarantor, by pledging to Agent for the benefit of Lenders all of the capital stock of its Domestic Subsidiaries and 66% of the capital stock of its Canadian Subsidiaries, if any, and by granting to Agent for the benefit of Lenders a security interest in substantially all of its other personal property and certain of its real property;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent agree as follows:

Section 1.   DEFINITIONS

1.1  Certain Defined Terms.

          The following terms used in this Agreement shall have the following meanings:

          "Account" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

          "Acquisition Conversion Date" means December 31, 1999, the date on which the Acquisition Revolving Loans are converted to Acquisition Term Loans pursuant to subsection 2.1A(iv).

          "Acquisition Exposure" means, with respect to any Lender as of any date of determination (i) prior to the Acquisition Conversion Date, that Lender's Acquisition Revolving Loan Commitment and (ii) after the Acquisition Conversion Date, the outstanding principal amount of the Acquisition Term Loans of that Lender.

          "Acquisition Revolving Loans" means the Acquisition Revolving Loans made by Lenders to Company pursuant to subsection 2.1A(iii).

          "Acquisition Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Acquisition Revolving Loan Commitments and Acquisition Revolving Loans of any Lenders, in each case substantially in the form of Exhibit V-B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Acquisition Term Loan Commitment" means the commitment of a Lender to convert Acquisition Revolving Loans to Acquisition Term Loans pursuant to subsection 2.1A(iv).

          "Acquisition Term Loan Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1A(iv) on the Acquisition Conversion Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Acquisition Term Loans of any Lenders, in each case substantially in the form of
Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Acquisition Term Loans" means the Acquisition Term Loans made by Lenders to Company pursuant to subsection 2.1A(iv).

          "Acquisition Revolving Loan Commitment" means the commitment of a Lender to make Acquisition Revolving Loans to Company pursuant to Section 2.1A(iii).

          "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCC for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Adjusted Pro Rata Share" means, with respect to any Domestic Lender, the percentage obtained by dividing (i) the Revolving Loan Exposure of that Domestic Lender by (ii) the aggregate Revolving Loan Exposure of all Domestic Lenders other than Daily Funding Lender.

          "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 9.5.

          "Agreement" means this Credit Agreement dated as of December 16, 1997, as it may be amended, supplemented or otherwise modified from time to time.

          "Applicable Acquisition Base Rate Margin" means as of any date of determination, a percentage per annum as set forth below opposite the applicable

Consolidated Interest Coverage Ratio; provided that such Consolidated Interest Coverage Ratio (or better) shall have been achieved for each of the two four-Fiscal Quarter periods ending as of the last day of the two Fiscal Quarters immediately preceding the Fiscal Quarter in which such date of determination occurs; and provided further that for the period beginning on and including the Closing Date to and including the anniversary of the Closing Date, the Applicable Acquisition Base Rate Margin shall be 1.25% per annum:

                                                Applicable Acquisition
     Consolidated Interest Coverage Ratio          Base Rate Margin

                less than 2.25                          1.25%

        greater than or equal to 2.25                   1.00%
              but less than 2.75

        greater than or equal to 2.75                   0.75%
              but less than 3.25

        greater than or equal to 3.25                   0.50%

          "Applicable Acquisition Eurodollar Rate Margin" means as of any date of determination, a percentage per annum set forth below opposite the applicable Consolidated Interest Coverage Ratio; provided that such Consolidated Interest Coverage Ratio (or better) shall have been achieved for each of the two four-Fiscal Quarter periods ending as of the last day of the two Fiscal Quarters immediately preceding the Fiscal Quarter in which such date of determination occurs; and provided further that for the period beginning on and including the Closing Date to and including the anniversary of the Closing Date, the Applicable Acquisition Eurodollar Rate Margin shall be 2.75% per annum:

                                               Applicable Acquisition
     Consolidated Interest Coverage Ratio      Eurodollar Rate Margin

                less than 2.25                         2.75%

        greater than or equal to 2.25                  2.50%
              but less than 2.75

        greater than or equal to 2.75                  2.25%
              but less than 3.25

        greater than or equal to 3.25                  2.00%

          "Applicable Canadian Base Rate Margin" means as of any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Interest Coverage Ratio; provided that such Consolidated Interest Coverage Ratio (or better) shall have been achieved for each of the two four-Fiscal Quarter periods ending as of the last day of the two Fiscal Quarters immediately preceding the Fiscal Quarter in which such date of determination occurs; and provided further that for the period beginning on and including the Closing Date to and including the anniversary of the Closing Date, the Applicable Canadian Base Rate Margin shall be 1.25% per annum:

                                                Applicable Canadian
     Consolidated Interest Coverage Ratio        Base Rate Margin

                less than 2.25                         1.25%

        greater than or equal to 2.25                  1.00%
              but less than 2.75

        greater than or equal to 2.75                  .75%
              but less than 3.25

        greater than or equal to 3.25                  .50%

          "Applicable Canadian Eurodollar Rate Margin" means as of any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Interest Coverage Ratio; provided that such Consolidated Interest Coverage Ratio (or better) shall have been achieved for each of the two four-Fiscal Quarter periods ending as of the last day of the two Fiscal Quarters immediately preceding the Fiscal Quarter in which such date of determination occurs; and provided further that for the period beginning on and including the Closing Date to and including the anniversary of the Closing Date, the Applicable Canadian Eurodollar Rate Margin shall be 2.75% per annum:

                                                  Applicable Canadian
     Consolidated Interest Coverage Ratio        Eurodollar Rate Margin

                less than 2.25                            2.75%

        greater than or equal to 2.25                     2.50%
              but less than 2.75

        greater than or equal to 2.75                     2.25%
              but less than 3.25

        greater than or equal to 3.25                     2.00%

          "Applicable Working Capital Base Rate Margin" means as of any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Interest Coverage Ratio; provided that such Consolidated Interest Coverage Ratio (or better) shall have been achieved for each of the two four-Fiscal Quarter periods ending as of the last day of the two Fiscal Quarters immediately preceding the Fiscal Quarter in which such date of determination occurs; and provided further that for the period beginning on and including the Closing Date to and including the anniversary of the Closing Date, the Applicable Working Capital Base Rate Margin shall be 0.75% per annum:

                                                      Applicable Working
     Consolidated Interest Coverage Ratio          Capital Base Rate Margin

                less than 2.25                              0.75%

         greater than or equal to 2.25                      0.50%
              but less than 2.75

         greater than or equal to 2.75                      0.25%
              but less than 3.25

         greater than or equal to 3.25                         0%

          "Applicable Working Capital Eurodollar Rate Margin" means as of any date of determination, a percentage per annum set forth below opposite the applicable Consolidated Interest Coverage Ratio; provided that such Consolidated Interest Coverage Ratio (or better) shall have been achieved for each of the two four-Fiscal Quarter periods ending as of the last day of the two Fiscal Quarters immediately preceding the Fiscal Quarter in which such date of determination occurs; and provided further that for the period beginning on and including the Closing Date to and including the anniversary of the Closing Date, the Applicable Working Capital Eurodollar Rate Margin shall be 2.25% per annum:

                                                     Applicable Working Capital
     Consolidated Interest Coverage Ratio              Eurodollar Rate Margin

                less than 2.25                                2.25%

        greater than or equal to 2.25                         2.00%
              but less than 2.75

        greater than or equal to 2.75                         1.75%
              but less than 3.25

        greater than or equal to 3.25                         1.50%

          "Asset Sale" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $250,000 or less).

          "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit XII annexed hereto.

          "Auditor's Letter" means a letter, substantially in the form of
Exhibit XIII annexed hereto, executed by Price Waterhouse and delivered to Agent pursuant to subsection 4.1Q or 6.1(iii).

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Base Rate" means, at any time, the higher of (x) the Prime Rate and
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "Base Rate Loans" means Domestic Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "Blocked Account Agreement" means the Blocked Account Agreement executed and delivered by a Concentration Bank, Agent and the applicable Loan Party, substantially in the form of Exhibit XVI annexed hereto, as such Blocked Account Agreement may be amended, supplemented or otherwise modified from time to time, and "Blocked Account Agreements" means all such Blocked Account Agreements, collectively.

          "Borrower" has the meaning assigned to that term in the introduction to this Agreement and, upon compliance with the terms and conditions set forth in subsection 4.4, shall mean and include Lakeland Canada.

          "Borrowing Base" means, as at any date of determination, an aggregate amount equal to:

               (i) eighty-five percent (85%) of Eligible Accounts Receivable plus

               (ii) the lesser of (a) fifty percent (50%) of Eligible Inventory and (b) $5,000,000, minus

               (iii) the aggregate amount of reserves, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable and Eligible Inventory;

provided that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

          "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit IX annexed hereto delivered to Lenders by Company pursuant to subsection 4.1N or subsection 6.1(xx).

          "Bryfogle" means Bryfogle's Co., Inc., Bryfogle's Wholesale, Inc., and Power Plants II, Inc., each a Pennsylvania corporation.

          "BT Canada" means BT Bank of Canada.

          "BT Canada Account" means an account maintained by BT Canada into which the applicable Concentration Banks are instructed to transfer funds on deposit in the applicable Concentration Accounts pursuant to the terms of the applicable Blocked Account Agreements, if any.

          "BTCC" has the meaning assigned to that term in the introduction to this Agreement.

          "BTCC Account" means an account maintained by Agent at BTCo into which the applicable Concentration Banks are instructed to transfer funds on deposit in the applicable Concentration Accounts pursuant to the terms of the applicable Blocked Account Agreements, if any.

          "BTCC Investment Account" means the blocked investment account maintained by Agent at BTCo pursuant to BTCo's customary terms and conditions for such accounts.

          "BTCo" means Bankers Trust Company.

          "BT Concentration Account" means an account under the exclusive dominion and control of Agent that is maintained by any Loan Party with BTCo into which the applicable Lock Box Banks are instructed to transfer funds on deposit in the Lock Box Accounts pursuant to the terms of the Lock Box Agreements.

          "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or California or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with any Canadian Loans, any day that is a Business Day described in clause (i) above but excluding any day which, under the laws of the Province of Ontario, Canada, is a day on which banking institutions located in such province are authorized or required by law or other governmental action to close.

          "Canadian Agent" means initially BT Canada and any successor Canadian Agent appointed by Company and Agent.

          "Canadian Base Rate" means, as at any date with respect to any Canadian Loan, the rate of interest per annum equal to the greater of (a) the rate which BTCo announces in Canada from time to time as the reference rate of interest for loans in Dollars to its Canadian borrowers, adjusted automatically with each change in such rates all without the necessity of any notice to any Borrower or any other Person, and (b) the aggregate of (i) the Federal Funds Effective Rate per annum for such day and (ii) 1/2 of 1% per annum. As to any loan, the Canadian Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any Canadian customer for loans denominated in Dollars. BTCo may make commercial or other loans to Canadian customers denominated in Dollars at rates of interest at, above or below the Canadian Base Rate.

          "Canadian Base Rate Loans" means Canadian Loans denominated in Dollars and bearing interest at rates determined by reference to the Canadian Base Rate as provided in subsection 2.2A.

          "Canadian Commitment" means the commitment of a Canadian Lender to make Term Loans to Lakeland Canada pursuant to subsection 2.1A(ii), and "Canadian Commitments" means such commitments of all Canadian Lenders in the aggregate.

          "Canadian Dollars" means the lawful money of Canada.

          "Canadian Eurodollar Rate" means, with respect to each Interest Period to be applicable to a Canadian Eurodollar Rate Loan comprising part of the same borrowing, the interest rate per annum equal to the arithmetic average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) of the rates per annum which leading banks in the interbank Eurodollar markets shall quote and offer to Canadian Reference Bank for placing deposits with Canadian Reference Bank in Dollars, at approximately 10:00 A.M. (New York time), two Business Days before the first day of such Interest Period, for a period comparable to such Interest Period and in an amount approximately equal to the amount of such Canadian Eurodollar Rate Loan.

          "Canadian Eurodollar Rate Loans" means Canadian Loans denominated in Dollars and bearing interest at rates determined by reference to the Canadian Eurodollar Rate as provided in subsection 2.2A.

          "Canadian Funding and Payment Office" means (i) the office of BT Canada located at 200 Bay Street, Suite 1700, Toronto, Canada or (ii) such other office of Canadian Agent as may from time to time hereafter be designated as such in a written notice delivered by Canadian Agent to Borrower and each Lender.

          "Canadian Lender" means any Lender having a Canadian Commitment or, on and after the termination of the Canadian Commitment, having a Canadian Loan outstanding.

          "Canadian Loan Exposure" means, with respect to any Canadian Lender as of any date of determination (i) prior to the funding of the Canadian Loans, that Lender's Canadian Loan Commitment and (ii) after the funding of the Canadian Loans, the outstanding principal amount of the Canadian Loan of that Lender.

          "Canadian Loan Funding Date" means the date on or prior to January 31, 1998, on which the Canadian Loans are funded.

          "Canadian Loans" means the Term Loans made by Canadian Lenders to Lakeland Canada pursuant to subsection 2.1A(ii).

          "Canadian Lock Box Account" means a Deposit Account under the exclusive dominion and control of Agent that is maintained by Lakeland Canada or any of its Subsidiaries with a Lock Box Bank pursuant to a Lock Box Agreement.

          "Canadian Note" means (i) the promissory notes of Lakeland Canada issued pursuant to subsection 2.1A(ii) any promissory notes issued by Lakeland Canada pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Canadian Loans of any Lenders, in each case substantially in the form of Exhibit VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Canadian Reference Bank" means BT Canada.

          "Canadian Subsidiary" means a Subsidiary of Company that is incorporated or organized under the laws of Canada or any of its provinces.

          "Canadian Subsidiary Guaranty" means the Canadian Subsidiary Guaranty to be executed and delivered by Canadian Subsidiaries from time to time after the Closing Date in accordance with subsection 6.11, substantially in the form of Exhibit XXXIV annexed hereto, as such Canadian Subsidiary Guaranty may be amended, supplemented or otherwise modified from time to time.

          "Canadian Subsidiary Patent Security Agreement" means each Canadian Subsidiary Patent Collateral Security Agreement and Conditional Assignment executed and delivered by Canadian Subsidiaries on the Closing Date or to be executed and delivered by Canadian Subsidiaries from time to time thereafter in accordance with subsection 6.11, in each case substantially in the form of
Exhibit XXXII annexed hereto, as such Canadian Subsidiary Patent Collateral Security Agreement and Conditional Assignment may be amended, supplemented or otherwise modified from time to time, and "Canadian Subsidiary Patent Security Agreements" means all such Canadian Subsidiary Patent Collateral Security Agreement and Conditional Assignments, collectively.

          "Canadian Subsidiary Pledge Agreement" means each Canadian Subsidiary Pledge Agreement executed and delivered by Canadian Subsidiaries on the Closing Date or to be executed and delivered by Canadian Subsidiaries from time to time thereafter in accordance with subsection 6.11, in each case substantially in the form of Exhibit XXX annexed hereto, as such Canadian Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "Canadian Subsidiary Pledge Agreements" means all such Canadian Subsidiary Pledge Agreements, collectively.

          "Canadian Subsidiary Security Agreement" means each Canadian Subsidiary Security Agreement executed and delivered by Canadian Subsidiaries on the Closing Date or to be executed and delivered by Canadian Subsidiaries from time to time thereafter in accordance with subsection 6.11, in each case substantially in the form of Exhibit XXIX annexed hereto, as such Canadian Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Canadian Subsidiary Security Agreements" means all such Canadian Subsidiary Security Agreements, collectively.

          "Canadian Subsidiary Trademark Security Agreement" means each Canadian Subsidiary Trademark Collateral Security Agreement executed and delivered by Canadian Subsidiaries on the Closing Date or to be executed and delivered by Canadian Subsidiaries from time to time thereafter in accordance with subsection 6.11, in each case substantially in the form of Exhibit XXXI annexed hereto, as such Canadian Subsidiary Trademark Collateral Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Canadian Subsidiary Trademark Security Agreements" means all such Canadian Subsidiary Trademark Collateral Security Agreements, collectively.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Cash" means money, currency or a credit balance in a Deposit Account.

          "Cash Equivalents" means, as at any date of determination, (i) (a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that
(1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (1) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's, and (ii) comparable Canadian short term investments.

          "Cash Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

          "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit XIV annexed hereto delivered by a Lender to Agent pursuant to subsection 2.7B(iii).

          "Class" means, as applied to Lenders, each of the two classes of Lenders consisting of (i) Domestic Lenders and (ii) Canadian Lenders.

          "Closing Date" means the date on or before December 16, 1997, on which the initial Loans are made.

          "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted by the Collateral Documents.

          "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement agreement of any landlord or mortgagee in respect of any Real Property Asset where any Inventory is located or any warehouseman or processor in possession of Inventory, substantially in the form of

Exhibit XXXIII annexed hereto, with such changes thereto as may be agreed to by Agent in the reasonable exercise of its discretion.

          "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

          "Collateral Account Agreement" means the Collateral Account Agreements executed and delivered by Company and Agent on the Closing Date, substantially in the form of Exhibit XV annexed hereto, pursuant to which Company may pledge cash to Agent to secure the obligations of Company to reimburse Issuing Lenders for payments made under one or more Letters of Credit as provided in Section 8, as such Collateral Account Agreements may hereafter be amended, supplemented or otherwise modified from time to time.

          "Collateral Documents" means the Collateral Account Agreement, the Holdings Pledge Agreement, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Company Patent Security Agreement, the Domestic Subsidiary Security Agreements, the Domestic Subsidiary Pledge Agreements, the Domestic Subsidiary Trademark Security Agreements, the Domestic Subsidiary Patent Security Agreements, the Canadian Subsidiary Security Agreements, the Canadian Subsidiary Pledge Agreements, the Canadian Subsidiary Trademark Security Agreements, the Canadian Subsidiary Patent Security Agreements, the Blocked Account Agreements, the Lockbox Agreements and the Mortgages.

          "Commitments" means the Working Capital Loan Commitment, the Acquisition Revolving Loan Commitment, the Acquisition Term Loan Commitment or the Canadian Commitment or any combination thereof.

          "Commitment Fee Percentage" means, as of any date of determination, a percentage per annum equal to .50% per annum.

          "Commitment Termination Date" means December 31, 2002.

          "Company" has the meaning assigned to that term in the introduction to this Agreement.

          "Company Common Stock" means the common stock of Company, par value $.01 per share.

          "Company Guaranty" means the Company Guaranty executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XIX annexed hereto, as such Company Guaranty may be amended, supplemented or otherwise modified from time to time.

          "Company Patent Security Agreement" means the Company Patent Collateral Assignment and Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XXIII annexed hereto, as such Company Patent Collateral Assignment and Security Agreement may be amended, supplemented or otherwise modified from time to time.

          "Company Pledge Agreement" means the Company Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of
Exhibit XXI annexed hereto, as such Company Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

          "Company Preferred Stock" means the ___% Cumulative Redeemable Senior Preferred Stock of Company, par value $.01 per share, with a liquidation preference of $_____ per share and the provisions of Company's Articles of Incorporation relating to the terms and conditions of such preferred stock, in each case in the form delivered to Agent prior to the Closing Date and as amended from time to time to the extent permitted under subsection 7.15.

          "Company Security Agreement" means the Company Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XX annexed hereto, as such Company Security Agreement may be amended or supplemented or otherwise modified from time to time.

          "Company Trademark Security Agreement" means the Company Trademark Collateral Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XXII annexed hereto, as such Company Trademark Collateral Security Agreement may be amended, supplemented or otherwise modified from time to time.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Agent and Lenders by Company pursuant to subsection 6.1(iv).

          "Concentration Accounts" means, collectively, the BT Concentration Accounts and the Other Bank Concentration Accounts.

          "Concentration Bank" means BTCo or any commercial bank satisfactory to Agent at which any Loan Party maintains a Concentration Account.

          "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; provided that, (a) in connection with the purchase or other acquisition of any asset (the "Replacement Asset") by Company or any of its Subsidiaries substantially concurrently with the sale of, or pursuant to an exchange for or trade-in of, any existing asset of Company or such Subsidiary of like kind and character (which, in the case of a Real Property Asset, shall be located within a 30-mile radius of the Replacement Asset) (the "Replaced Asset"), there shall be included in Consolidated Capital Expenditures only the excess, if any, of the gross purchase price of the Replacement Asset over the credit given by the seller of the Replacement Asset for the trade-in or exchange of the Replaced Asset or the amount of proceeds received from the sale of the Replaced Asset, as the case may be, and (b) in connection with the purchase, repair or other acquisition of any asset by Company or any of its Subsidiaries with insurance proceeds received by Company or any of its Subsidiaries in respect of the actual or constructive loss of any similar asset, there shall be included in Consolidated Capital Expenditures only the excess of the gross amount of the purchase price over the amount of such insurance proceeds.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

          "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

          "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of any Indebtedness.

          "Consolidated EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "Consolidated Excess Cash Flow" means, for any period, an amount equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus
(ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the

Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

          "Consolidated Interest Coverage Ratio" means as at any date of determination, the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such date of determination occurs.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agent and Lenders on or before the Closing Date.

          "Consolidated Leverage Ratio" means as at any date of determination, the ratio of Consolidated Total Debt as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such date of determination occurs to Consolidated EBITDA for the four Fiscal Quarters ending as of such last day of such immediately preceding Fiscal Quarter.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) for purposes of calculating Consolidated Net Income for the first Fiscal Quarter, 1998, the income (or loss) of any Person accrued prior to the date that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which the Consolidated Working Capital of Company and its Subsidiaries as of the beginning of such period exceeds (or is less than) the Consolidated Working Capital of Company and its Subsidiaries as of the end of such period.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

          "Daily Funding Lender" means Agent, in its individual capacity as a Lender hereunder.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Dollar Equivalents" means Dollars or, with respect to any amount of Canadian Dollars, an equivalent amount of Dollars determined at the rate of exchange quoted by Agent in New York City, at 9:00 A.M. (New York time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of Dollars with Canadian Dollars.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Commitments" means the Revolving Loan Commitments or the Acquisition Term Loan Commitments or both.

          "Domestic Funding and Payment Office" means (i) the office of Agent located at 14 Wall Street, New York, New York 10005 or (ii) such other office of Agent as may from time to time hereafter be designated as such in a written notice delivered by Agent to Borrower and each Lender.

          "Domestic Lenders" means any Lenders having Domestic Commitments or, on and after the termination of the Domestic Commitments, having Domestic Loans outstanding.

          "Domestic Loans" means the Revolving Loans or the Acquisition Term Loans or both.

          "Domestic Lock Box Account" means a Deposit Account under the exclusive dominion and control of Agent that is maintained by Company or any Loan Party which is a Domestic Subsidiary with a Lock Box Bank pursuant to a Lock Box Agreement.

         "Domestic Subsidiary" means a Subsidiary of Company that is incorporated or organized under the laws of a state of the United States of America.

         "Domestic Subsidiary Guaranty" means the Domestic Subsidiary Guaranty executed and delivered by Domestic Subsidiaries on the Closing Date and to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.11, substantially in the form of Exhibit XXIV annexed hereto, as such Domestic Subsidiary Guaranty may be amended, supplemented or otherwise modified from time to time.

         "Domestic Subsidiary Patent Security Agreement" means each Domestic Subsidiary Patent Collateral Security Agreement and Conditional Assignment executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.11, in each case substantially in the form of
Exhibit XXVIII annexed hereto, as such Domestic Subsidiary Patent Collateral Security Agreement and Conditional Assignment may be amended, supplemented or otherwise modified from time to time, and "Domestic Subsidiary Patent Security Agreements" means all such Domestic Subsidiary Patent Collateral Security Agreement and Conditional Assignments, collectively.

         "Domestic Subsidiary Pledge Agreement" means each Domestic Subsidiary Pledge Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.11, in each case substantially in the form of Exhibit XXVI annexed hereto, as such Domestic Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "Domestic Subsidiary Pledge Agreements" means all such Domestic Subsidiary Pledge Agreements, collectively.

         "Domestic Subsidiary Security Agreement" means each Domestic Subsidiary Security Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.11, in each case substantially in the form of Exhibit XXV annexed hereto, as such Domestic Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Domestic Subsidiary Security Agreements" means all such Domestic Subsidiary Security Agreements, collectively.

         "Domestic Subsidiary Trademark Security Agreement" means each Domestic Subsidiary Trademark Collateral Security Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.11, in each case substantially in the form of Exhibit XXVII annexed hereto, as such Domestic Subsidiary Trademark Collateral Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Domestic Subsidiary Trademark Security Agreements" means all such Domestic Subsidiary Trademark Collateral Security Agreements, collectively.

         "Eligible Accounts Receivable" means, with respect to Company and each Domestic Subsidiary which is a Loan Party, Accounts of such Loan Party deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by Agent, an Account shall not be an Eligible Account Receivable if:

         (a) it arises out of a sale made by such Loan Party to an Affiliate; or

         (b) its payment terms are longer than 60 days from date of invoice, except that up to $5,000,000 (or during the period commencing on January 1 of any year and ending May 31 of such year, up to $7,500,000) of Accounts with payment terms in excess of 60 days but not more than 210 days may be included in Eligible Accounts Receivable to the extent otherwise constituting an Eligible Account Receivable; or

         (c) it is unpaid (i) more than 60 days after the original payment due date on payment terms of 150 days or less from date of invoice, or (ii) more than 30 days after the original payment due date on payment terms of more than 150 days from date of invoice; or

         (d) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (c) above; or

         (e) when aggregated with all other Accounts of an account debtor, such Account exceeds 15% in face value of all Accounts of such Loan Party then outstanding, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) and assigned to and directly drawable by Agent; or

         (f) the account debtor for such Account is a creditor of such Loan Party, has or has asserted a right of setoff against such Loan Party, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by such Loan Party to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

         (g) the account debtor is (or its assets are) the subject of an Insolvency Event; or

         (h) such Account is not payable in Dollars or the account debtor for such Account is located outside the continental United States, unless such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) and assigned to and directly drawable by Agent; or

         (i) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

         (j) Agent determines by its own credit analysis that collection of such Account is uncertain or that such Account may not be paid; or

         (k) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless such Loan Party duly assigns its rights to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S)(S) 3727 et seq.); or

         (l) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted, or such Account otherwise does not represent a final sale; or

         (m) such Account does not comply with all Requirements of Law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

         (n) such Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

         (o) it is not subject to a valid and perfected first priority Lien in favor of Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents;

provided that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition; provided further that Agent, after reviewing the initial collateral audit to be delivered pursuant to subsection 4.1L or 6.10C, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

         "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agent; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

         "Eligible Inventory" means, with respect to Company or a Domestic Subsidiary which is a Loan Party, the aggregate amount of Inventory of such Loan Party deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base minus the Inventory Scrap Reserve. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with such Loan Party's current and historical accounting practice. Unless otherwise approved in writing by Agent, an item of Inventory shall not be included in Eligible Inventory if:

         (a) it is not owned solely by such Loan Party or such Loan Party does not have good, valid and marketable title thereto; or

         (b) it is not located in the United States; or

         (c) it is not located on property owned or leased by such Loan Party or in a contract warehouse, in each case subject to a Collateral Access Agreement executed by any applicable mortgagee, lessor or contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

         (d) it is not subject to a valid and perfected first priority Lien in favor of Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

         (e) it consists of goods returned or rejected by such Loan Party's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

         (f) it is not first-quality goods, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Loan Documents;

provided that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition; provided further that Agent, after reviewing the initial collateral audit to be delivered pursuant to subsection 4.1L or 6.10C, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

         "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

         "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

         "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and requirements having the force of law relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare from environmental hazards, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S) 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA Affiliate", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Person and with respect to liabilities arising after such period for which the Person could be liable under the Internal Revenue Code or ERISA.

         "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan;
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against

Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "Eurodollar Rate Loans" means Domestic Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

         "Event of Default" means each of the events set forth in Section 8.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Existing Letters of Credit" means the letters of credit described on
Schedule 1.1 annexed hereto.

         "Facilities" means the nurseries, peat bogs, offices, warehouses and all other real property (including, without limitation, all buildings, fixtures or other improvements located thereon) and related facilities now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

         "Fee Property" means a Real Property Asset consisting of a fee interest in real property.

         "Financial Plan" has the meaning assigned to that term in subsection 6.1(xiv).

         "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

         "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

         "Funding Date" means the date of the funding of a Loan.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

         "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

         "Guaranties" means the Holdings Guaranty, the Company Guaranty, the Domestic Subsidiary Guaranty and the Canadian Subsidiary Guaranty.

         "Guarantor" means, at any time, Holdings, Company or any of their respective Subsidiaries that is then a party to any of the Guaranties.

         "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect import under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

         "Hines I Credit Agreement" means that certain Credit Agreement dated as of August 4, 1995, among Hines Horticulture, Inc., Sun Gro Horticulture Inc., Sun Gro Horticulture Canada Ltd., Hines I Lenders and BTCC, as Agent.

         "Hines I Exposure" means at any date of determination the sum of (i) the aggregate principal amount of domestic term loans outstanding under the Hines I Credit Agreement, (ii) the aggregate principal amount of Canadian term loans outstanding under the Hines I Credit Agreement and (iii) the aggregate revolving loan exposure of all Hines I Lenders.

         "Hines I Lender" means each of the lenders signatory to the Hines I Credit Agreement.

         "Hines II Exposure" means at any date of determination the sum of (i) the Canadian Loan Exposure of all Lenders under this Agreement, (ii) the Acquisition Exposure of all Lenders under this Agreement, and (iii) the Working Capital Revolving Loan Exposure of all Lenders under this Agreement.

         "Holdings" means Hines Holdings, Inc., a Nevada corporation.

         "Holdings Certificate of Designations" means the provisions of Holdings' Restated Articles of Incorporation relating to the Holdings Preferred Stock, in the form delivered to Agent and Lenders prior to their execution of this Agreement and as such provisions may be amended from time to time to the extent permitted under subsection 7.15.

         "Holdings Common Stock" means the common stock of Holdings, par value $.01 per share.

         "Holdings Guaranty" means the Holdings Guaranty executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit XVII annexed hereto, as such Holdings Guaranty may be amended, supplemented or otherwise modified from time to time.

         "Holdings Pledge Agreement" means the Holdings Pledge Agreement executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit XVIII annexed hereto, as such Holdings Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

         "Holdings Preferred Stock" means the 12% Cumulative Redeemable Junior Preferred Stock of Holdings, par value $.01 per share, with a liquidation preference of $1.00 per share, and the 12% Cumulative Redeemable Senior Preferred Stock of Holdings, par value $.01 per share, with a liquidation preference of $1,000 per share.

         "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

         "Indemnitee" has the meaning assigned to that term in subsection 10.3.

         "Insolvency Event" means, with respect to any Person, the occurrence of any of the events described in subsection 8.6 or 8.7; provided that, solely for purposes of this definition, any references to any Borrower or any of its Subsidiaries in subsection 8.6 or 8.7 shall be deemed to be a reference to such Person.

         "Insolvency Laws" means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Company Creditors' Arrangement Act (Canada), the Winding-Up Act (Canada) or any comparable law of Canada or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof or Canada or any province thereof.

         "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

         "Interest Payment Date" means (i) with respect to any Base Rate Loan or any Canadian Base Rate Loan, the first Business Day of each calendar month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan or any Canadian Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

         "Interest Period" has the meaning assigned to that term in subsection 2.2B.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

         "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "Inventory" means, with respect to any Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including those held for display or demonstration.

         "Inventory Scrap Reserve" means, with respect to Company and each of its Domestic Subsidiaries which is a Loan Party as of any date of determination, fifteen percent (15%) of the aggregate amount of Inventory of such Loan Party as of such date of determination, as such percentage may be adjusted from time to time by Agent in its Permitted Discretion based on information available to Agent, which Inventory shall be valued at the lower of cost or market on a basis consistent with such Loan Party's current and historical accounting practice.

         "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a wholly-owned Domestic Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Domestic Subsidiary of Company, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "IP Collateral" means, collectively, the Collateral under the IP Collateral Documents.

         "IP Collateral Documents" means, collectively, the Company Trademark Security Agreement, the Company Patent Security Agreement, the Domestic Subsidiary Trademark Security Agreements, the Domestic Subsidiary Patent Security Agreements, the

Canadian Subsidiary Trademark Security Agreements and the Canadian Subsidiary Patent Security Agreements.

         "Issuing Lender" means, with respect to any Letter of Credit, BTCo or any other Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "Lakeland" means Lakeland USA, Inc., a Delaware corporation.

         "Lakeland Canada" means Lakeland Peat Moss Canada Ltd., a Canadian corporation.

         "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include BTCo as an Issuing Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

         "Letter of Credit" or "Letters of Credit" means Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

         "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in Canadian Dollars shall be valued in Dollar Equivalents as of the applicable date of determination.

         "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "Loan" or "Loans" means one or more of the Acquisition Term Loans, Canadian Loans or Revolving Loans or any combination thereof.

         "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to the Letters of Credit), the Guaranties, any Interest Rate Agreements and the Collateral Documents and, solely for purposes of the use of the term "Loan Documents" in the definition of "Obligations", the Currency Agreements to which any Lender or any of its Affiliates is a party.

         "Loan Parties" means each of the Borrowers and Guarantors.

         "Lock Box" means a lockbox maintained by any Loan Party pursuant to arrangements satisfactory to Agent.

         "Lock Box Accounts" means, collectively, the Canadian Lock Box Accounts and the Domestic Lock Box Accounts.

         "Lock Box Agreement" means a Lock Box Agreement executed and delivered by a Lock Box Bank, Agent and the applicable Loan Party, substantially in the form of Exhibit XXXV annexed hereto, as such Lock Box Agreement may be amended, supplemented or otherwise modified from time to time, and "Lock Box Agreements" means all such Lock Box Agreements, collectively.

         "Lock Box Bank" means any commercial bank satisfactory to Agent at which any Loan Party maintains a Lock Box Account.

         "Margin Determination Certificate" means an Officers' Certificate of Company delivered with the financial statements required pursuant to subsections 6.1(ii) or 6.1(iii) setting forth the Consolidated Interest Coverage Ratio which is applicable as of the last day of the fiscal period for which such financial statements and Officers' Certificate are being delivered.

         "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, (ii) the impairment of the ability of any Loan Party to perform, or of Agent or Lenders to enforce, the Obligations, or (iii) a material adverse effect on the value of the Collateral or the amount which Agent or Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

         "Material Contract" means any contract or other arrangement to which any Borrower or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

         "Material Leasehold" means a Real Property Asset consisting of a leasehold interest in an Operating Lease or a Capital Lease which is reasonably determined by Agent to be of material value as collateral for the Obligations.

         "MDCP" means Madison Dearborn Capital Partners, L.P., a Delaware limited partnership.

         "Mortgage" means an instrument (whether designated as a deed of trust, a trust deed or a mortgage or by any similar title) executed and delivered by any Borrower or any of its Subsidiaries encumbering a Fee Property or a Material Leasehold, as such instrument may be amended, supplemented or otherwise modified from time to time, and "Mortgages" means all such instruments, including the Initial Mortgages (as defined in subsection 6.10) and any Additional Mortgages (as defined in subsection 6.12), collectively.

         "Multiemployer Plan" means a "multiemployer plan", as defined in
Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

         "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs incurred in connection with such Asset Sale, including without limitation (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale; provided that, in connection with the sale of any existing asset (the "Replaced Asset") by Company or any of its Subsidiaries substantially concurrently with the purchase of a replacement asset by Company or such Subsidiary of like kind and character (which, in the case of a Real Property Asset, shall be located within a 30-mile radius of the Replacement Asset) (the "Replacement Asset"), there shall be included in Net Cash Proceeds only the excess, if any, of the Net Cash Proceeds received for the Replaced Asset (calculated without giving effect to this proviso) over the purchase price of the Replacement Asset.

         "Notes" means one or more of the Working Capital Revolving Notes, Acquisition Revolving Notes, Acquisition Term Loan Notes and the Canadian Notes or any combination thereof.

         "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto delivered by a Borrower to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

         "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by a Borrower to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest (including interest accruing on or after the occurrence of an Insolvency Event), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

         "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

         "Other Bank Concentration Account" means an account under the exclusive dominion and control of Agent that is maintained by any Loan Party with a Bank (other than BTCo) that is satisfactory to Agent pursuant to a Blocked Account Agreement into which the applicable Lock Box Banks are instructed to transfer funds on deposit in the Lock Box Accounts pursuant to the terms of the Lock Box Agreements.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "Permitted Discretion" means Agent's good faith judgment based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of Agent's Liens thereon or the amount which Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Borrower or any of its Subsidiaries or any of the Collateral, or (iv) creates or reasonably could be expected to create a Potential Event of Default or Event of Default. In exercising such judgment, Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (i) the financial and business climate of any Loan Party's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to Loan Parties' Accounts, (iii) changes in demand for, and pricing of, Loan Parties' Inventory, (iv) changes in any concentration of risk with respect to such Accounts or Inventory, and (v) any other factors that change the credit risk of lending to any Borrower on the security of such Accounts or Inventory. The burden of establishing lack of good faith shall be on the Borrower.

         "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

         (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

         (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

         (vi) easements, rights-of-way, restrictions, encroachments, minor defects or irregularities in title, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

         (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

         (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

         (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

         (x) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "PPSA" means the Personal Property Security Act or any other statute pertaining to the creation, perfection or priority of security interests in any collateral, in each case as in effect in any Canadian province.

         "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "Prime Rate" means the rate that BTCo announces from time to time as its prime lending rate in the United States for Dollar denominated loans, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCC or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Working Capital Revolving Loan Commitments or the Working Capital Revolving Loans of any Domestic Lender or any Letters of Credit issued or participations therein purchased by any Domestic Lender, the percentage obtained by dividing (x) the Working Capital Revolving Loan Exposure of that Domestic Lender by (y) the aggregate Working Capital Revolving Loan Exposure of all Domestic Lenders, (ii) with respect to all payments, computations and other matters relating to the Acquisition Revolving Loan Commitments, the Acquisition Term Loan Commitments, the Acquisition Revolving Loans or the Acquisition Term Loans of any Domestic Lender, the percentage obtained by dividing (x) the Acquisition Exposure of that Domestic Lender by (y) the aggregate Acquisition Exposure of all Domestic Lenders, (iii) with respect to all payments, computations and other matters relating to the Canadian Commitment or the Canadian Loan of any Canadian Lender, the percentage obtained by dividing (x) the Canadian Loan Exposure of that Lender by (y) the aggregate Canadian Loan Exposure of all Canadian Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Working Capital Revolving Loan Exposure of that Lender plus the Acquisition Exposure of that Lender plus the Canadian Loan Exposure of that Lender by (y) the sum of the aggregate Acquisition Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders plus the aggregate Canadian Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

         "Public Offering" means any bona fide primary underwritten public offering of any Person's Common Stock pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable exclusively under any employee benefit plan of Holdings, or Holdings' Subsidiaries).

         "Real Property Assets" means all real property from time to time owned in fee by any Loan Party and all rights, title and interest in and to any and all leases of real property as to which any Loan Party has a leasehold interest, including without limitation any such fee or leasehold interests acquired by any Loan Party after the date hereof.

         "Register" has the meaning assigned to that term in subsection 2.1E.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

         "Related Agreements" means, collectively, the Bryfogle's Stock Purchase Agreement dated of even date herewith among Company and Kenneth G. Bryfogle and Barbara M. Bryfogle, the Pacific Color Nursery Asset Purchase Agreement, the Holdings Certificate of Designations, Company Preferred Stock, the Promissory
Note issued by Holdings in favor of Kenneth G. Bryfogle and Barbara M. Bryfogle, and all other agreements or instruments delivered pursuant to or in connection with any of the foregoing including any purchase agreement or registration rights agreement.

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

         "Request for Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by a Borrower to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

         "Requisite Class Lenders" means, at any time of determination (i) for the Class of Lenders consisting of Domestic Lenders, Domestic Lenders having or holding more than 66 2/3% of the sum of the aggregate Acquisition Term Loan Exposure of all Domestic Lenders plus the aggregate Revolving Loan Exposure of all Domestic Lenders and (ii) for the Class of Lenders consisting of Canadian Lenders, Canadian Lenders having or holding more than 66 2/3% of the aggregate Canadian Loan Exposure of all Canadian Lenders.

         "Requirement of Law" means (a) the certificates or articles of incorporation, by-laws and other organizational or governing documents of a Person, (b) any law, treaty, rule, regulation or determination of an arbitrator, court or other governmental authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

         "Requisite Lenders" means Lenders having or holding 51% or more of the sum of the aggregate Acquisition Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders plus the aggregate Canadian Loan Exposure of all Lenders.

         "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

         "Revolving Loan Commitment" means the commitment of a Domestic Lender to make Revolving Loans to Company pursuant to subsections 2.1A(i) and (iii), and "Revolving Loan Commitments" means such commitments of all Domestic Lenders in the aggregate.

         "Revolving Loan Commitment Termination Date" means December 31, 2000.

         "Revolving Loan Exposure" means, with respect to any Domestic Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Domestic Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

         "Revolving Loans" means the Working Capital Revolving Loans and the Acquisition Revolving Loans.

         "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

         "Stockholders Agreement" means that certain Stockholders Agreement dated as of the Closing Date, entered into by and among Holdings, MDCP, and the individuals listed on the signature pages thereto.

         "Subordinated Indebtedness" means any Indebtedness of Company (other than Indebtedness to any of its Subsidiaries) that is subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

         "Term Loan Commitments" means the Acquisition Term Loan Commitments or the Canadian Commitments or both.

         "Term Loans" means the Acquisition Term Loans or the Canadian Loans or both.

         "Term Notes" means (i) the promissory notes of any Borrower issued pursuant to subsection 2.1F on the Canadian Loan Funding Date or the Acquisition Conversion Date and (ii) any promissory notes issued by any Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the forms of Exhibit VI or Exhibit IV annexed hereto, respectively, as they may be amended, supplemented or otherwise modified from time to time.

         "Title Policy" means an ALTA mortgagee title insurance policy issued by a title insurer reasonably satisfactory to Agent, in an amount reasonably satisfactory to Agent, assuring Agent that the applicable Mortgage creates a valid and enforceable first priority mortgage lien (or such other priority lien as may be specified in such Mortgage) on the applicable Fee Property or Material Leasehold, in each case which is located in the United States, free and clear of all defects and encumbrances except Permitted Encumbrances and subject to a standard survey exception, which title insurance policy shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement (to the extent available in the relevant jurisdiction) for mechanics' liens, for future advances under this Agreement, the Notes and the other Loan Documents, and for any other matters that Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent.

         "Total Hines Exposure" means at any date of determination the sum of the Hines I Exposure and the Hines II Exposure.

         "Total Utilization of Working Capital Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Working Capital Revolving Loans made to Company (other than Working Capital Revolving Loans made to Company for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit issued for the account of Company but not yet so applied) plus (ii) the Letter of Credit Usage with respect to all Letters of Credit issued for the account of Company.

         "Transaction Costs" means the fees, costs and expenses payable by any Loan Party on or before the Closing Date in connection with the transactions contemplated hereby.

         "Working Capital Revolving Loan Commitment" means the commitment of a Lender to make Working Capital Revolving Loans to Company pursuant to subsection 2.1A(i).

         "Working Capital Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Working Capital Revolving Loan Commitments, that Lender's Working Capital Revolving Loan Commitment and (ii) after the termination of the Working Capital Revolving Loan Commitments, the outstanding principal amount of the Working Capital Revolving Loans of that Lender.

         "Working Capital Revolving Loans" means the Working Capital Revolving Loans made by Lenders to Company pursuant to subsection 2.1A(i).

         "Working Capital Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Working Capital Revolving Loan Commitments and Working Capital Revolving Loans of any Lenders, in each case substantially in the form of Exhibit V-A annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiv) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(vi)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3  Other Definitional Provisions.

         References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with subsection 10.6 hereof.

Section 2.   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Making of Loans; the Register; Notes.

    A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender hereby severally agrees to make the Loans described in this subsection 2.1A.

         (i) Working Capital Revolving Loans. Each Domestic Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Working Capital Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Working Capital Revolving Loan Commitment to be used for the purposes identified in subsection 2.5A. The original amount of each Domestic Lender's Working Capital Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Working Capital Revolving Loan Commitment is $10,000,000; provided that the Working Capital Revolving Loan Commitments of Domestic Lenders shall be adjusted to give effect to any assignments of the Working Capital Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Working Capital Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4C(ii) and 2.4C(iii).
    Each Domestic Lender's Working Capital Revolving Loan Commitment shall expire on the Commitment Termination Date and all Working Capital Revolving Loans and all other amounts owed hereunder with respect to the Working Capital Revolving Loans and the Working Capital Revolving Loan Commitments shall be paid in full no later than that date; provided that each

    Lender's Working Capital Revolving Loan Commitment shall expire immediately and without further action on January 31, 1998 if the initial Working Capital Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Commitment Termination Date.

         Anything contained in this Agreement to the contrary notwithstanding, Working Capital Revolving Loans and the Working Capital Revolving Loan Commitments shall be subject to the following limitations:

              (a) in no event shall the Total Utilization of Working Capital Revolving Loan Commitments at any time exceed the Working Capital Revolving Loan Commitments then in effect;

              (b) in no event shall the Total Utilization of Working Capital Revolving Loan Commitments at any time exceed the Borrowing Base then in effect; and

              (c) for thirty consecutive days, at any time, during each twelve consecutive month period after the Closing Date there shall be no outstanding Working Capital Revolving Loans.

         (ii) Canadian Loans. Each Canadian Lender severally agrees, subject to Lakeland Canada's compliance with subsection 4.4, to lend to Lakeland Canada on or prior to the Canadian Loan Funding Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Canadian Commitments to be used for the purposes identified in subsection 2.5C. The amount of each Canadian Lender's Canadian Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Canadian Commitments is $5,000,000; provided that the Canadian Commitments of Canadian Lenders shall be adjusted to give effect to any assignments of the Canadian Commitments pursuant to subsection 10.1B. Each Canadian Lender's Canadian Commitment shall expire immediately and without further action on February 15, 1998, if the Canadian Loans are not made on or before that date. Company may make only one borrowing under the Canadian Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

         (iii) Acquisition Revolving Loans. Each Domestic Lender severally agrees to lend to Company from time to time during the period from the Closing Date to but excluding the Acquisition Conversion Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Acquisition Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Domestic Lender's Acquisition Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Acquisition Revolving Loan Commitments is $25,000,000; provided that the Acquisition Revolving Loan Commitments of Domestic Lenders shall be adjusted to give effect to any assignments of the Acquisition Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Acquisition Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4C(ii) and 2.4C(iii). Each Domestic Lender's Acquisition Revolving Loan Commitment shall expire on the Acquisition Conversion Date and all Acquisition Revolving Loans shall be converted to Acquisition Term Loans pursuant to subsection 2.1A(iv) on the Acquisition Conversion Date; provided that each Domestic Lender's Acquisition Revolving Loan Commitment shall expire immediately and without further action on January 31, 1998 if the initial Acquisition Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Acquisition Conversion Date.

         (iv) Acquisition Term Loans. Each Domestic Lender severally agrees to convert all of its Acquisition Revolving Loans outstanding on the Acquisition Conversion Date into Acquisition Term Loans upon the terms and conditions set forth in this Agreement. As a condition precedent to the conversion of the Acquisition Revolving Loans to Acquisition Term Loans on the Acquisition Conversion Date, Company shall deliver to Agent an Officers' Certificate stating that no Potential Event of Default or Event of Default has occurred and is continuing. On the Acquisition Conversion Date, Company shall deliver to each Domestic Lender a Term Loan Note in substantially the form of Exhibit IV annexed hereto and such further documents as Agent may reasonably request. Acquisition Term Loans which are repaid or prepaid may not be reborrowed.

    B. Borrowing Mechanics. Revolving Loans made on any Funding Date as Base Rate Loans shall not be subject to any minimum amounts. Term Loans made on any Funding Date as Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount and Term Loans or Revolving Loans made on any Funding Date as Eurodollar Rate Loans or Canadian Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $250,000 in excess of that amount. Whenever any Borrower desires that Lenders make Term Loans or Revolving Loans it shall deliver to Agent a Notice of Borrowing no later than 12:00 Noon (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or no later than 12:00 Noon (New York time) on the proposed Funding Date (in the case of a Base Rate Loan) or no later than 12:00 Noon (Toronto time) at least one Business Day in advance of the proposed Funding Date (in the case of a Canadian Base Rate
Loan). The Notice of Borrowing shall specify (i) the proposed Borrower, (ii) the proposed Funding Date (which shall be a Business Day), (iii) the amount and type of Loans requested, (iv) in the case of Loans made on the Closing Date, that such Loans shall be Base Rate Loans or Canadian Base Rate Loans, as applicable, (v) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, (vi) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor and (vii) in the case of Working Capital Revolving Loans, that, after giving effect to the requested Loans, the Total Utilization of Working Capital Revolving Loan Commitments will not exceed the Working Capital Revolving Loan Commitments or the Borrowing Base then in effect. Acquisition Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. Canadian Loans may be continued as or converted into Canadian Base Rate Loans and Canadian Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, a Borrower may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

         Neither Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Daily Funding Lender and/or Lenders in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected Loans hereunder.

         The applicable Borrower shall notify Agent prior to the funding of any Loans in the event that any of the matters to which such Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by such Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which such Borrower is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

    C.   Disbursement of Funds.

         (i) Subject to this subsection 2.1C and subsection 2.1D, all Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

         (ii) Upon receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for Working Capital Revolving Loans that consist of Base Rate Loans and upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately succeeding paragraph, subsection 4.2 (in the case of all Loans), Daily Funding Lender shall, without prior notice to the other Domestic Lenders, make such Working Capital Revolving Loans for its own account on the applicable Funding Date (subject to settlement with the other Domestic Lenders in accordance with subsection 2.1D) by making the proceeds of such Working Capital Revolving Loans available to the Company on such Funding Date by causing an amount of same day funds equal to the proceeds of such Working Capital Revolving Loans to be credited to the account of Company at the Domestic Funding and Payment Office. Such Working Capital Revolving Loans shall constitute Working Capital Revolving Loans by Daily Funding Lender for all purposes under the Loan Documents, subject to settlement with the other Domestic Lenders pursuant to subsection 2.1D. All interest accrued on any such Working Capital Revolving Loans from the date made by Daily Funding Lender to the Settlement Date with respect thereto shall be for Daily Funding Lender's own account. Daily Funding Lender shall make Working Capital Revolving Loans for its own account pursuant to this subsection 2.1C(ii) notwithstanding the fact that the principal amount of such Working Capital Revolving Loans, when added to the aggregate principal amount of Daily Funding Lender's Working Capital Revolving Loans then outstanding, may exceed Daily Funding Lender's Working Capital Revolving Loan Commitment then in effect; provided that such Working Capital Revolving Loans shall at all times be Obligations owed to Daily Funding Lender under this Agreement; and provided, further that in no event shall the aggregate principal amount of all Working Capital Revolving Loans, including such Working Capital Revolving Loans, outstanding at any time exceed the aggregate Working Capital Revolving Loan Commitments then in effect minus the Letter of Credit Usage as of such time.

              Notwithstanding anything in this Agreement to the contrary, if the conditions precedent specified in subsection 4.2 cannot be fulfilled with respect to any proposed Working Capital Revolving Loans that consist of Base Rate Loans, Company shall, in its Notice of Borrowing or otherwise, give immediate written notice thereof (specifying the circumstances which prevent the conditions precedent from being fulfilled) to Agent, with a copy to each Domestic Lender, and Daily Funding Lender may (and each Domestic Lender hereby authorizes Daily Funding Lender to), but is not obligated to, continue to make Working Capital Revolving Loans that are Base Rate Loans for 20 Business Days from the date Agent first receives such notice, or until sooner instructed by Requisite Lenders to cease making such Working Capital Revolving Loans (the "Daily Funding Lender Discretionary Period"). Once notice is given by Company that circumstances exist which prevent the conditions precedent to borrowing from being fulfilled, no additional notice with respect to the same circumstances will be effective to commence a new Daily Funding Lender Discretionary Period.

         (iii) Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for any Loans (other than for Working Capital Revolving Loans that consist of Base Rate Loans), Agent shall notify each Domestic Lender (in the case of a Domestic Loan) or each Canadian Lender (in the case of a Canadian Loan) of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent (in the case of a Domestic Loan) or Canadian Agent (in the case of a Canadian Loan), in same day funds in Dollars, at the Domestic Funding and Payment Office, not later than 12:00 Noon (New York time) (in the case of a Domestic Loan) or at the Canadian Funding and Payment Office, not later than 12:00 Noon (Toronto time) (in the case of a Canadian Loan) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Working Capital Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately preceding paragraph, 4.2 (in the case of all Loans), Agent or Canadian Agent, as the case may be, shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent or Canadian Agent, as the case may be, from Lenders to be credited to the account of the applicable Borrower at the Domestic Funding and Payment Office or at the Canadian Funding and Payment Office, as applicable.

         Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans pursuant to this subsection 2.1C(ii) that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that such Borrower may have against any Lender as a result of any default by such Lender hereunder.

         D.   Settlement Procedures.

         (i) Daily Funding Lender will from time to time notify the other Domestic Lenders, not later than 12:00 Noon (New York time) (a) on at least one Business Day during each seven calendar-day period, (b) on each date on which payment of interest on any Working Capital Revolving Loans is required to be made pursuant to subsection 2.2C, (c) on the Revolving Loan Commitment Termination Date, and (d) at such other times as Daily Funding Lender in its discretion may determine (each such notice by Daily Funding Lender being a "Settlement Notice" and the date of each Settlement Notice being a "Settlement Date") of the aggregate principal amount of outstanding Working Capital Revolving Loans made by Daily Funding Lender and each other Domestic Lender as of the close of business on the Business Day immediately preceding the applicable Settlement Date.

         (ii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Working Capital Revolving Loans made by Daily Funding Lender (including Working Capital Revolving Loans made for its own account pursuant to subsection 2.1C(ii)) is in excess of Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Working Capital Revolving Loans made by all Domestic Lenders (the amount of such excess being the "Excess Funded Amount"), each other Domestic Lender will, not later than 4:00 P.M. (New York time) on the applicable Settlement Date, pay to Daily Funding Lender, by depositing same day funds in the account specified by Daily Funding Lender at the Domestic Funding and Payment Office, an amount equal to such Domestic Lender's Adjusted Pro Rata Share of the Excess Funded Amount, upon which payment Daily Funding Lender shall be deemed to have sold, and such Domestic Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Working Capital Revolving Loans made by Daily Funding Lender for its own account pursuant to subsection 2.1C(ii) on or after the immediately preceding Settlement Date equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount. The obligation of each Domestic Lender to purchase a portion of any Working Capital Revolving Loan made by Daily Funding Lender as provided in this subsection 2.1D(ii) is subject to the condition that at the time such Working Capital Revolving Loan was made by Daily Funding Lender (a) the duly authorized officer of Daily Funding Lender responsible for the administration of Daily Funding Lender's credit relationship with Borrower believed in good faith that either (X) no Event of

    Default had occurred and was continuing or (Y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such Working Capital Revolving Loan was made or (b) a Daily Funding Lender Discretionary Period was in effect.

         (iii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Working Capital Revolving Loans made by Daily Funding Lender is less than Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Working Capital Revolving Loans made by all Domestic Lenders (the amount of such difference being the "Excess Paydown Amount"), Daily Funding Lender will, no later than 4:00 P.M. (New York time) on the applicable Settlement Date, unconditionally pay to each other Domestic Lender, by depositing same day funds in the account specified by such Domestic Lender to Daily Funding Lender, an amount equal to such Domestic Lender's Adjusted Pro Rata Share of the Excess Paydown Amount, upon which payment such Domestic Lender shall be deemed to have sold, and Daily Funding Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Working Capital Revolving Loans of such Domestic Lender equal to such Domestic Lender's Adjusted Pro Rata Share of the Excess Paydown Amount.

         (iv) Except as provided in subsection 2.1D(ii), the obligations of Daily Funding Lender and each other Domestic Lender pursuant to subsections 2.1D(ii) and 2.1D(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which Agent or any Lender may have against Agent, any other Lender, any Loan Party or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party; (d) any breach of this Agreement by any Borrower, Agent or any Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. In the event that any Person (the "Payor") obligated to make a payment to any other Person (the "Payee") pursuant to this subsection 2.1D fails to make available to the Payee the amount of such payment required to be made by the Payor, the Payee shall be entitled to recover such amount on demand from the Payor together with interest at the customary rate set by BTCo for the correction of errors among Lenders for three Business Days and thereafter at the sum of the Base Rate plus 1.50% per annum.

         (v) In the event that all or any portion of any repayment of principal of the Working Capital Revolving Loans is thereafter recovered by or on behalf of any Borrower from Daily Funding Lender (including any such recovery in a proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect) in an amount that is proportionately greater (based on the respective Pro Rata

    Shares of Domestic Lenders) than any such recovery from the other Domestic Lenders, the loss of the amount so recovered shall be ratably shared among all Domestic Lenders in the manner contemplated by subsection 10.5.

    E.   The Register.

         (i) Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by either Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (ii) Agent shall record in the Register the Working Capital Revolving Loan Commitment, the Acquisition Revolving Loan Commitment, the Acquisition Term Loan Commitment, the Canadian Commitment, the Working Capital Revolving Loans, the Acquisition Revolving Loans, the Acquisition Term Loans and the Canadian Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Term Loan(s) or Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Borrower's Obligations in respect of the applicable Loans.

         (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on each Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect such Borrower's Obligations in respect of the applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

         (iv) Borrower, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a

    Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

         (v) Each Borrower hereby designates BTCC to serve as such Borrower's agent solely for purposes of maintaining the Register as provided in this subsection 2.1E, and each Borrower hereby agrees that, to the extent BTCC serves in such capacity, BTCC and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

    F. Notes. Company shall execute and deliver to each Domestic Lender (or to Agent for that Lender) (i) on the Closing Date (a) a Working Capital Revolving Note substantially in the form of Exhibit V-A annexed hereto to evidence that Domestic Lender's Working Capital Revolving Loan, in the principal amount of that Domestic Lender's Working Capital Revolving Loan Commitment and with other appropriate insertions, and (b) an Acquisition Revolving Note substantially in the form of Exhibit V-B annexed hereto to evidence that Domestic Lender's Acquisition Revolving Loans, in the principal amount of that Domestic Lender's Acquisition Revolving Loan Commitment and with other appropriate insertions, and (ii) on the Acquisition Conversion Date, an Acquisition Term Loan Note substantially in the form of Exhibit IV annexed hereto to evidence that Domestic Lender's Acquisition Term Loans, in the principal amount of that Domestic Lender's Acquisition Term Loan Commitment and with other appropriate insertions. Lakeland Canada shall execute and deliver to each Canadian Lender (or to Canadian Agent for that Lender) on the Canadian Loan Funding Date a Canadian Note substantially in the form of Exhibit VI annexed hereto to evidence that Canadian Lender's Canadian Loan, in the principal amount of that Canadian Lender's Canadian Commitment and with other appropriate insertions.

2.2  Interest on the Loans.

    A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to, in the case of Domestic Loans, the Base Rate or the Adjusted Eurodollar Rate and, in the case of Canadian Loans, the Canadian Base Rate or the Canadian Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by the applicable Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate (in the case of a Domestic Loan) and to the Canadian Base Rate (in the case of a Canadian Loan).

         (i) Subject to the provisions of subsections 2.2E and 2.7, the Working Capital Revolving Loans shall bear interest through maturity as follows:

              (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Working Capital Base Rate Margin; or

             (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Working Capital Eurodollar Rate Margin.

         (ii) Subject to the provisions of subsections 2.2E and 2.7, the Acquisition Revolving Loans and the Acquisition Term Loans shall bear interest through maturity as follows:

              (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Acquisition Base Rate Margin; or

              (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Acquisition Eurodollar Rate Margin.

         (iii) Subject to the provisions of subsections 2.2E and 2.7, the Canadian Loans shall bear interest through maturity as follows:

              (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Canadian Base Rate Margin; or

              (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Canadian Eurodollar Rate Margin.

         Upon delivery of the Margin Determination Certificate by Company to Agent pursuant to subsection 6.1(v), the Applicable Working Capital Base Rate Margin, the Applicable Acquisition Base Rate Margin, the Applicable Canadian Base Rate, the Applicable Working Capital Eurodollar Rate Margin, the Applicable Acquisition Eurodollar Rate Margin and the Applicable Canadian Eurodollar Rate Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the first day of the next succeeding month following the receipt by Agent of such Margin Determination Certificate; provided that if a Margin Determination Certificate erroneously indicates an applicable margin more favorable to Company than should be afforded by the actual calculation of the Consolidated Interest Coverage Ratio, Company shall promptly pay additional interest and letter of credit fees to correct for such error. If Company fails to deliver a Margin Determination Certificate by the time required by subsection 6.1(v), from such time the Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, the Applicable Working Capital Base Rate Margin, the Applicable Acquisition Base Rate Margin, the

Applicable Canadian Base Rate Margin, the Applicable Working Capital Eurodollar Rate Margin, the Applicable Acquisition Eurodollar Rate Margin and the Applicable Canadian Eurodollar Rate Margin shall automatically be adjusted to reflect the highest percentage per annum as set forth in their definitions, respectively.

    B. Interest Periods. In connection with each Eurodollar Rate Loan or Canadian Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that:

         (i) the initial Interest Period for any such Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable;

         (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable, continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

         (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

         (v) no Interest Period with respect to any portion of the Acquisition Revolving Loans shall extend beyond the Acquisition Conversion Date and no Interest Period with respect to any portion of the Loans shall extend beyond the Commitment Termination Date;

         (vi) no Interest Period with respect to any portion of the Term Loans of any Borrower shall extend beyond a date on which such Borrower is required to make a scheduled payment of principal of the Term Loans of such Borrower unless the sum of (a) the aggregate principal amount of Term Loans of such Borrower that are Base Rate Loans or Canadian Base Rate Loans, as applicable, plus (b) the aggregate principal amount of Term Loans of such Borrower that are Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans of such Borrower on such date;

         (vii) there shall be no more than five Interest Periods outstanding at any time; and

         (viii) in the event a Borrower fails to specify an Interest Period for any Eurodollar Rate Loan or any Canadian Eurodollar Rate Loan, as applicable, in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month.

    C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4C(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

    D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Borrower shall have the option (i) from and after the earlier to occur of
(a) the date which is 90 days after the Closing Date and (b) the date on which Agent notifies Borrower that the primary syndication of the Commitments and the Loans has been completed, to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $2,000,000 and integral multiples of $250,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable, to continue all or any portion of such Loan equal to $2,000,000 and integral multiples of $250,000 in excess of that amount as a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable; provided, however, that a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan may only be converted into a Base Rate Loan or a Canadian Base Rate Loan, as applicable, on the expiration date of an Interest Period applicable thereto.

         The applicable Borrower shall deliver a Notice of Conversion/ Continuation to Agent no later than 12:00 Noon (New York time) of the proposed conversion date (in the case of a conversion to a Base Rate Loan), at least one Business Day in advance of the proposed conversion date (in the case of a conversion into a Canadian Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, as applicable). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/ continuation,
(iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the applicable Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

         Neither Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith.

    E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Insolvency Laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Loans or Canadian Base Rate Loans, as applicable. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

    F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, (i) the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan or, with respect to a Canadian Base Rate Loan being converted from a Canadian Eurodollar Rate Loan, the date of conversion of such Canadian Eurodollar Rate Loan to such Canadian Base Rate Loan, as the case may be, shall be included, and (ii) the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan or, with respect to a Canadian Base Rate Loan being converted to a Canadian Eurodollar Rate Loan, the date of conversion of such Canadian Base Rate Loan to such Canadian Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

    G. Canadian Interest Provisions. For purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent to is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained divided by 360.

2.3  Fees.

    A.   Commitment Fees.

         (i) Working Capital Revolving Loan Commitment Fee. Company agrees to pay to Agent, for distribution to each Domestic Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to the average of the daily excess of the Working Capital Revolving Loan Commitments over the Total Utilization of Working Capital Revolving Loan Commitments multiplied by the Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.

         (ii) Acquisition Revolving Loan Commitment Fee. Company agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's

                Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Acquisition Conversion Date equal to the average of the daily excess of the Acquisition Revolving Loan Commitments over the aggregate principal amount of all outstanding Acquisition Revolving Loans multiplied by the Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Acquisition Conversion Date.

         (iii) Canadian Loan Commitment Fee. Lakeland Canada agrees to pay to Agent, for distribution to each Canadian Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Canadian Loan Funding Date equal to the Canadian Commitments multiplied by the Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable on the later of the Canadian Loan Funding Date and January 31, 1998.

    B. Other Fees. Borrowers jointly and severally agree to pay to Agent such other fees in the amounts and at the times separately agreed upon between Holdings or Company and Agent.

    C.   General Provisions Regarding Payments.

         (i) Manner and Time of Payment. All payments by any Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (New York time) on the date due at the Domestic Funding and Payment Office for the account of Domestic Lenders or not later than 12:00 Noon (Toronto time) on the date due at the Canadian Funding and Payment Office for the account of Canadian Lenders, as applicable. Funds received by Agent or Canadian Agent after that time on such due date shall be deemed to have been paid by the applicable Borrower on the next succeeding Business Day. In order to effect timely payment of any interest, fees, commissions or other amounts due hereunder, Company hereby authorizes Agent to request Daily Funding Lender to make Working Capital Revolving Loans for its own account (subject to settlement pursuant to subsection 2.1D) in a principal amount equal to such interest, fees, commissions or other amounts; provided that Agent shall not have the right to request Working Capital Revolving Loans if, after giving effect to such Working Capital Revolving Loans, (y) the aggregate outstanding principal amount of Working Capital Revolving Loans would exceed the Working Capital Revolving Loan Commitments then in effect minus the Letter of Credit Usage, or (z) the Total Utilization of Working Capital Revolving Loan Commitments would exceed the Borrowing Base then in effect. Daily Funding Lender shall make the amount of such Working Capital Revolving Loans (which shall be made as Base Rate Loans) available to Agent, in same day funds, at the Domestic Funding and Payment Office, not later than 1:00 P.M. (New York time) on the date requested by Agent, and Company and Domestic Lenders hereby authorize Agent, whether or not the conditions specified in subsection 4.2 have been satisfied or waived, to apply the proceeds of such Working Capital Revolving Loans directly to the payment of such unpaid interest, fees, commissions or other amounts. Company hereby agrees that, upon the funding of any such Working Capital Revolving Loans by Daily Funding Lender in accordance with the provisions of this subsection 2.3C(i), Company shall have effected Working Capital Revolving Loans hereunder, which Working Capital Revolving Loans shall for all purposes of this Agreement be deemed to have been made by Daily Funding Lender pursuant to and in accordance with the provisions of subsection 2.1C(ii). Agent shall deliver prompt notice to Company of the amount of Working Capital Revolving Loans made pursuant to this subsection 2.3C together with copies of all invoices or other statements evidencing the fees, commissions or other amounts due hereunder (other than interest) paid with the proceeds of such Working Capital Revolving Loans; provided that Agent shall give notice to Company five days in advance of the making of any such Working Capital Revolving Loans for the payment of any amounts owed under subsection 10.2 together with copies of all invoices or other statements evidencing such amounts. In addition, each Borrower hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

         (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

         (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Domestic Lenders' respective Pro Rata Shares or Canadian Lenders' respective Pro Rata Shares, as applicable, of such Loans; provided that (i) payments of principal in respect of the Working Capital Revolving Loans pursuant to subsection 2.4C(iii)(g) shall be applied to reduce the outstanding Working Capital Revolving Loans of Daily Funding Lender (subject to settlement pursuant to subsection 2.1D) prior to application to the outstanding Working Capital Revolving

     Loans of any other Domestic Lender and (ii) payments of interest in respect of Working Capital Revolving Loans which are Base Rate Loans shall be apportioned ratably among Domestic Lenders in proportion to the average daily amount of such Base Rate Loans of each Domestic Lender outstanding during the period in which such interest shall have accrued. Agent shall promptly distribute to each Domestic Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent in respect of Domestic Loans and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Agent or Canadian Agent, as applicable, shall promptly distribute to each Canadian Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent or Canadian Agent, as applicable, in respect of Canadian Loans. Notwithstanding the foregoing provisions of this subsection 2.3C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/ Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans or Canadian Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, Agent shall give effect thereto in apportioning payments received thereafter.

          (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of any Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.4 Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments.

     A. Scheduled Payments of Acquisition Term Loans. Company shall make principal payments on the Acquisition Term Loans in installments on the dates and in the amounts, expressed as a percentage of the principal amount of Acquisition Term Loans outstanding on the Acquisition Conversion Date, set forth below:

                                          Percentage Repayment
                                       of Acquisition Term Loans
                                          Outstanding on the
           Date                       Acquisition Conversion Date
          ------                     -----------------------------
          March 31, 2000                         2.5%
          June 30, 2000                          2.5
          September 30, 2000                     2.5
          December 31, 2000                      2.5
          March 31, 2001                         3.75
          June 30, 2001                          3.75
          September 30, 2001                     3.75
          December 31, 2001                      3.75
          March 31, 2002                         5.00
          June 30, 2002                          5.00
          September 30, 2002                     5.00
          December 31, 2002                     60.00
                                               -------
             TOTAL                             100.00%
                                               =======

     ; provided that the scheduled installments of principal of the Acquisition Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Acquisition Term Loans in accordance with subsection 2.4C(iv); and provided, further that the Acquisition Term Loans and all other amounts owed hereunder with respect to the Acquisition Term Loans shall be paid in full no later than December 31, 2002, and the final installment payable by Company in respect of the Acquisition Term Loans on such date shall be in an amount, if such amount is different from the amount equal to the percentage specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Acquisition Term Loans.

     B. Scheduled Payments of Canadian Loans. Lakeland Canada shall make principal payments on the Loans in installments on the dates and in the amounts, expressed as a percentage of the principal amount of Canadian Loans outstanding on the Canadian Loan Funding Date, set forth below:

                                   of Canadian Loans
                                  Outstanding on the
            Date               Canadian Loan Funding Date
           ------              --------------------------
          March 31, 2000                  2.50%
          June 30, 2000                   2.50%
          September 30, 2000              2.50%
          December 31, 2000               2.50%
          March 31, 2001                  3.75%
          June 30, 2001                   3.75%
          September 30, 2001              3.75%
          December 31, 2001               3.75%
          March 31, 2002                  5.00%
          June 30, 2002                   5.00%
          September 30, 2002              5.00%
          December 31, 2002              60.00%
                                        ------
             TOTAL                      100.00%
                                        ======

     ; provided that the scheduled installments of principal of the Canadian Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Canadian Loans in accordance with subsection 2.4C(iv); and provided, further that the Canadian Loans and all other amounts owed hereunder with respect to the Canadian Loans shall be paid in full no later than December 31, 2002, and the final installment payable by Lakeland Canada in respect of the Canadian Loans on such date shall be in an amount, if such amount is different from the amount equal to the percentage specified above, sufficient to repay all amounts owing by Lakeland Canada under this Agreement with respect to the Canadian Loans.

     C. Prepayments and Reductions in Revolving Loan Commitments; Voluntary and Mandatory Prepayments.

          (i) Voluntary Prepayments. The applicable Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans and Canadian Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans and Canadian Eurodollar Rate

    Loans, in each case given to Agent by 12:00 Noon (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Domestic Lender or each Canadian Lender, as applicable), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4C(iv).

         (ii) Voluntary Reductions of Commitments. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, (a) the Working Capital Revolving Loan Commitments in an amount up to the amount by which the Working Capital Revolving Loan Commitments exceed the Total Utilization of Working Capital Revolving Loan Commitments at the time of such proposed termination or reduction and (b) the Acquisition Revolving Loan Commitments in an amount up to the amount by which the Acquisition Revolving Loan Commitments exceed the aggregate principal amount of outstanding Acquisition Revolving Loans; provided that any such partial reduction of such Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of such Commitments shall be effective on the date specified in Company's notice and shall reduce such Commitment of each Lender proportionately to its Pro Rata Share.

         (iii)  Mandatory Prepayments and Mandatory Reductions of Commitments.

              (a) Prepayments and Reductions Due to Initial Public Offering. On the date of receipt by Holdings or any of its Subsidiaries other than the Company and its Subsidiaries of the cash proceeds (net of under writing discounts and commissions and other reasonable costs associated therewith) from an initial Public Offering, the Commitments shall terminate and the Borrowers shall (x) prepay in full the outstanding principal amount of all outstanding Working Capital Revolving Loans, Canadian Loans, Acquisition Revolving Loans and/or Acquisition Term Loans, together with all accrued and unpaid interest thereon, (y) pay in full all fees and other amounts payable under the Loan Documents and (z) fully cash collateralize all outstanding Letters of Credit or make such other arrangements as are satisfactory in form and substance to Agent for the termination of such Letters of Credit.

              (b) Prepayments and Reductions Due to Issuance of Company's or its Subsidiaries' Securities. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries (other than Lakeland Canada and its Subsidiaries) of the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) from the issuance of any equity or debt Securities of Company or any such Subsidiary (other than any Indebtedness permitted pursuant to subsection 7.1 as in effect on the Closing Date), (1) Company shall prepay its Acquisition Term Loans in an aggregate amount equal to such Net Cash proceeds and (2) to the extent the amount of such Net Cash proceeds exceeds the aggregate outstanding principal amount of the Acquisition Term Loans, Company shall prepay the Canadian Loans to the full extent thereof and thereafter its Working Capital Revolving Loans. Any such mandatory prepayments shall be applied as specified in subsection 2.4C(iv).

              (c) Prepayments and Reductions Due to Issuance of Lakeland Canada's Securities. No later than the first Business Day following the date of receipt by Lakeland Canada or any of its Subsidiaries of Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) from the issuance of any equity or debt Securities of Lakeland Canada or any such Subsidiary, Lakeland Canada shall prepay its outstanding Canadian Loans to the full extent thereof in an aggregate amount equal to such Net Cash proceeds. Any such mandatory prepayments shall be applied as specified in subsection 2.4C(iv).

              (d) Prepayments and Reductions Due to Issuance of Certain Holdings' Securities. No later than the first Business Day following the date of receipt by Holdings of the Cash Proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) from the issuance of any of its equity or debt Securities other than the proceeds of an initial Public Offering pursuant to subsection 2.4C(iii)(a) above, such Net Cash Proceeds shall be applied to prepay Indebtedness pursuant to the Hines I Credit Agreement based on the proportionate percentage which the Hines I Exposure bears to the Total Hines Exposure and to prepay Indebtedness under this Agreement based on the proportionate percentage which the Hines II Exposure bears to the Total Hines Exposure, such prepayments under this Agreement being applied to prepay first Acquisition Term Loans to the full extent thereof, and then to prepay Canadian Loans to the full extent thereof, and then to prepay Working Capital Revolving Loans. Any such mandatory prepayment shall be applied as specified in subsection 2.4C(iv).

              (e) Prepayments and Reductions from Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year, (i) for the Fiscal Year ending December 31, 1998, 25% of such Consolidated Excess Cash Flow, and (ii) for the Fiscal Year ending December 31, 1999 and for each Fiscal Year thereafter, 50% of such Consolidated Excess Cash Flow, shall be applied by Company, within 90 days after the last day of such Fiscal Year to prepay its Acquisition Term Loans to the full extent thereof and then to prepay the Canadian Loans to the full extent thereof. Any such mandatory prepayment shall be applied as specified in subsection 2.4C(iv).

              (f) Prepayments and Reductions from Asset Sales. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries (other than Lakeland Canada and its Subsidiaries) of the Cash Proceeds of any Asset Sale resulting in Cash Proceeds in excess of $1,000,000 for all Asset Sales consummated subsequent to the Closing Date (the "Available Net Cash Proceeds"), (1) Company shall prepay its Acquisition Term Loans in an aggregate amount equal to such Net Cash Proceeds, (2) to the extent the amount of such Net Cash Proceeds exceeds the aggregate outstanding principal amount of the Acquisition Term Loans, Company shall prepay the Canadian Loans to the full extent thereof and (3) to the extent the amount of such Net Cash Proceeds exceeds the aggregate outstanding amount of Canadian Loans, Company shall prepay its Working Capital Revolving Loans, and the Revolving Loan Commitments shall be permanently reduced, in an aggregate amount equal to such excess. No later than the second Business Day following the date of receipt by Lakeland Canada or any of its Subsidiaries of Available Net Cash Proceeds, Lakeland Canada shall prepay its outstanding Canadian Loans in an aggregate amount equal to such Net Cash Proceeds. Concurrently with any prepayment of the Loans and/or reduction of the Working Capital Revolving Loan Commitments pursuant to this subsection 2.4C(iii)(f), Company shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that Borrower shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment or a reduction of the Working Capital Revolving Loan Commitments pursuant to this subsection 2.4C(iii)(f), determine that the prepayments and/or reductions of the Working Capital Revolving Loan Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4C(iii)(f), Borrower shall promptly make an additional prepayment of its

         Loans (and, if applicable, the Working Capital Revolving Loan Commitments shall be permanently reduced), in the manner described above in an aggregate amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit. Any such mandatory prepayments shall be applied as specified in subsection 2.4C(iv).

              (g) Prepayments of Working Capital Revolving Loans from Amounts Transferred to BTCC Account. If any amounts are transferred to the BTCC Account on any Business Day pursuant to the terms of any Blocked Account Agreement, if any, then on such Business Day, if such amounts are transferred to the BTCC Account prior to 12:00 Noon (New York time) on such Business Day, or on the next succeeding Business Day, if such amounts are transferred to the BTCC Account on or after 12:00 Noon (New York time) on such Business Day, (1) Company shall prepay Company's Working Capital Revolving Loans in an amount equal to the amount transferred to the BTCC Account pursuant to the terms of the applicable Blocked Account Agreement, if any, on such Business Day until all of Company's Working Capital Revolving Loans shall have been paid in full,
         (2) to the extent any such amount transferred to the BTCC Account exceeds the amount required to be prepaid pursuant to clause (1), such amount shall be transferred to the BTCC Investment Account and Company hereby irrevocably authorizes Agent to apply funds transferred to the BTCC Account in accordance with the provisions of this subsection 2.4C(iii)(g). Any such mandatory prepayments shall be applied as specified in subsection 2.4C(iv). The BTCC Investment Account shall be an interest-bearing account with such interest to be payable to Company for its own account.

              (h) Prepayments Due to Reductions or Restrictions of Working Capital Revolving Loan Commitments or Due to Insufficient Borrowing Base. Company shall from time to time prepay the Working Capital Revolving Loans to the extent necessary so that (1) the Total Utilization of Working Capital Revolving Loan Commitments shall not at any time exceed the Working Capital Revolving Loan Commitments then in effect and (2) the Total Utilization of Working Capital Revolving Loan Commitments shall not exceed at any time the Borrowing Base then in effect. Any such mandatory prepayments shall be applied as specified in subsection 2.4C(iv).

         (iv)  Application of Prepayments.

              (a) Application of Voluntary Prepayments by Type of Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4C(i)
         shall be applied as specified by Borrower in the applicable notice of prepayment; provided that in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied (I) in the case of Company first to repay outstanding Working Capital Revolving Loans of Company to the full extent thereof, and second to repay outstanding Acquisition Revolving Loans, or after the Acquisition Conversion Date, Acquisition Term Loans of Company to the full extent thereof and thereafter to repay outstanding Canadian Loans of Lakeland Canada to the full extent thereof; and (II) in the case of Lakeland Canada, to repay outstanding Canadian Loans to the full extent thereof. Any voluntary prepayments of the Acquisition Term Loans or the Canadian Loans pursuant to subsection 2.4C(i) shall be applied to reduce the scheduled installments of principal of the Acquisition Term Loans or the Canadian Loans set forth in subsection 2.4A in inverse order of maturity.

              (b) Application of Mandatory Prepayments of Term Loans by Type and by Order of Maturity and Mandatory Prepayments of Revolving Loans. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4C(iii) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A in inverse order of maturity. Any mandatory prepayments of the Revolving Loans pursuant to subsections 2.4C(iii)(a)-(e) and (g)-(h) shall be applied to prepay Company's Revolving Loans but without any corresponding reduction of the applicable Revolving Loan Commitment.

              (c) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of Domestic Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to subsection 2.6D. Any prepayment of Canadian Loans shall be applied first to Canadian Base Rate Loans to the full extent thereof before application to Canadian Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Lakeland Canada pursuant to subsection 2.6D.

2.5  Use of Proceeds.

     A. Working Capital Revolving Loans. The proceeds of the Working Capital Revolving Loans shall be applied by Company for working capital and general corporate purposes which may include the making of intercompany loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1(iv), for their own working capital and general corporate purposes.

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

    B. Acquisition Revolving Loans and Acquisition Term Loans. The proceeds of the Acquisition Revolving Loans, shall be utilized to finance the acquisition of companies and/or the assets or operations of companies, engaged in the nursery business, the peat or potting soil or mix business or businesses related thereto and the proceeds of the Acquisition Term Loans shall be utilized to repay the Acquisition Revolving Loans outstanding on the Acquisition Conversion Date.

    C. Canadian Loans. The proceeds of the Canadian Loans shall be utilized by Lakeland Canada to finance the acquisition of Canadian companies and/or the assets or operations of Canadian companies, engaged in the nursery business, the peat or potting soil or mix business or businesses related thereto.

    D. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 Special Provisions Governing Eurodollar Rate Loans and Canadian Eurodollar Rate Loans.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans and Canadian Eurodollar Rate Loans as to the matters covered:

    A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York time or Toronto time, as the case may be) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans or Canadian Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrower and each Domestic Lender or each Canadian Lender, as applicable.

    B. Inability to Determine Applicable Interest Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans or any Canadian Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate or Canadian Eurodollar Rate, as applicable, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the

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

applicable Borrower and each Domestic Lender or each Canadian Lender, as applicable, of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, until such time as Agent notifies such Borrower and such Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by a Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

    C. Illegality or Impracticability of Eurodollar Rate Loans and Canadian Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan or a Canadian Base Rate Loan, as applicable, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and
(d) the Affected Loans shall automatically convert into Base Rate Loans or Canadian Base Rate Loans, as applicable, on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly
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

transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, in accordance with the terms of this Agreement.

    D. Compensation For Breakage or Non-Commencement of Interest Periods. The applicable Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan or any Canadian Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan or any Canadian Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans when required by the terms of this Agreement.

    E. Booking of Eurodollar Rate Loans and Canadian Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans and Canadian Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

    F. Assumptions Concerning Funding of Eurodollar Rate Loans and Canadian Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans and Canadian Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate or pursuant to the definition of Canadian Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan or Canadian Eurodollar Rate Loan, as applicable, and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America or in Canada, as applicable ; provided, however, that each Lender may fund each of its Eurodollar

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

Rate Loans and Canadian Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

    G. Eurodollar Rate Loans and Canadian Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan or Canadian Eurodollar Rate Loan, as applicable, after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by such Borrower.

2.7  Increased Costs; Taxes; Capital Adequacy.

    A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

         (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

         (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

         (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

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

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, each Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the applicable Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

    B.   Withholding of Taxes.

         (i) Payments to Be Free and Clear. All sums payable by any Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or Canada or any political subdivision in or of the United States of America or Canada or any other jurisdiction from or to which a payment is made by or on behalf of any Borrower or by any federation or organization of which the United States of America or Canada or any such jurisdiction is a member at the time of payment.

         (ii) Grossing-up of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Borrower to Agent or any Lender under any of the Loan Documents:

              (a) such Borrower shall notify Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

              (b) such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

              (c) the sum payable by such Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to

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

         the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

              (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

    provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

         (iii) Evidence of Exemption from Withholding Taxes.

              (a) (1) Each Domestic Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Domestic Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Domestic Lender (in the case of each other Domestic Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (X) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (Y) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (X) above, a Certificate re Non-Bank

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

         Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

              (2) Each Canadian Lender that is organized under the laws of any jurisdiction other than Canada or any province thereof or is not resident in Canada agrees to deliver to Lakeland Canada and Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Canadian Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Canadian Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the Canadian Loans.

              (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters or Canadian income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall (1) promptly deliver to Agent for transmission to Company (X) in the case of any Domestic Lender, two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, or (Y) in the case of any Canadian Lender, such certificates, documents or other evidence as may be required from time to time under the second paragraph of subsection 2.7B(iii)(a), in each case properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States or Canadian (as applicable) federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

              (c) The applicable Borrower shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the

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

         case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve the applicable Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

    C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Domestic Loans, Domestic Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Domestic Loans or the Letters of Credit, in the case of any Domestic Lender, or such Lender's Canadian Loans, Canadian Commitments or other obligations hereunder with respect to the Canadian Loans, in the case of a Canadian Lender, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  Obligation of Lenders and Issuing Lenders to Mitigate.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive

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

payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.

2.9  Collection, Deposit and Transfer of Payments in Respect of Accounts.

         Each Borrower shall, and shall cause each of its Subsidiaries to, maintain in effect at all times a system of accounts and procedures reasonably satisfactory to Agent for the collection and deposit of payments in respect of such Person's Accounts and the transfer of amounts so deposited to the applicable Concentration Account, BTCC Account and BT Canada Account. Without limiting the generality of the foregoing:

         A. Maintenance of Lock Boxes, Lock Box Accounts and Concentration Accounts.

         (i) Except as permitted under subsection 2.9A(ii), each Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain any Lock Boxes, Lock Box Accounts and Concentration Accounts established pursuant to the terms of this Agreement, the Lock Box Agreements and the Blocked Account Agreements, if any.

         (ii) Each Borrower shall not, and shall not permit any of its Subsidiaries to, close any Lock Box Account or Concentration Account or open a new Lock Box Account or Concentration Account unless it shall have (a) notified Agent in writing at least 30 days (or such lesser number of days as may be agreed to by Agent) prior to

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

    the proposed closing or opening, (b) in the case of a new Lock Box Account, entered into a Lock Box Agreement with the applicable Lock Box Bank and (c) in the case of a new Other Bank Concentration Account, entered into a Blocked Account Agreement with the applicable Concentration Bank.

         B.   Collection and Deposit of Payments in Respect of Accounts.

         (i) Each Borrower shall, and shall cause each of its Subsidiaries to, deliver such notices to account debtors and take all such other actions as may reasonably be necessary to cause all payments in respect of such Person's Accounts to be made directly to a Lock Box.

         (ii) Each Borrower shall, or shall cause its applicable Subsidiary to, direct its authorized representative, at least once on each Business Day, to retrieve all checks and other instruments delivered to a Lock Box and, as promptly as possible on the same Business Day so retrieved, to endorse for payment and deposit each such check or other instrument in the Lock Box Account related to such Lock Box. Notwithstanding the foregoing, from and after such time as Agent shall have notified Borrowers of its election to exercise its rights under this subsection 2.9B(ii), Borrowers shall not, and shall not permit their Subsidiaries to, retrieve any items from any Lock Box unless accompanied by a representative of Agent, and Borrowers hereby appoint Agent or any of its designees as Borrowers' attorneys-in-fact with powers, upon notification by Agent as aforesaid, to (a) access all Lock Boxes and (b) endorse for payment any checks or other instruments representing payment in respect of any Accounts of such Persons that are delivered to any Lock Box. All acts of said attorneys or designees are hereby ratified and approved, and said attorneys or designees shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or wilful misconduct as determined in a final order by a court of competent jurisdiction), nor for any error of judgment or mistake of fact or law. The power of attorney set forth in this subsection 2.9B(ii) is irrevocable until all Obligations shall have been paid in full and the Commitments shall have terminated.

         (iii) In the event that any Borrower or any of its Subsidiaries receives any check, cash, note or other instrument representing payment of an Account (other than any item delivered to a Lock Box), such Borrower shall, or shall cause such Subsidiary to, hold such item in trust for Agent and shall, as soon as practicable (and in any event within one Business Day) after receipt thereof, cause such item to be deposited into a Lock Box Account with any necessary endorsements.

         (iv) Each Borrower hereby agrees, from and after such time, if any, as Agent shall have notified Borrowers in writing that the provisions of this subsection 2.9B(iv) are to become effective until such later time, if any, as Agent shall have

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    notified Borrowers in writing that such provisions are no longer to be effective, not to deposit any monies into the Lock Box Accounts or to Concentration Accounts or to otherwise permit any monies to be deposited into any of such accounts, except payments received in respect of such Borrower's Accounts.

         C. Transfer of Amounts Deposited in the Lock Box Accounts to the Concentration Accounts. Borrowers shall cause all amounts deposited in each Lock Box Account to be transferred on each Business Day to the applicable Concentration Account in accordance with the terms of the applicable Lock Box Agreement.

         D. Transfer of Amounts Deposited in the Concentration Accounts to the BTCC Account and BT Canada Account. Borrowers shall cause all amounts deposited in each Concentration Account to be transferred on each Business Day to the BTCC Account or BT Canada Account, as applicable. Any amounts so transferred to the BTCC Account shall be applied as provided in subsection 2.4C(iii)(g).

         E. Treatment of Accounts. Borrowers shall not, without Agent's prior written consent, grant any extension of the time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, prior to the occurrence of an Event of Default, in accordance with their usual and customary business practices.

         F. Borrowers to Provide Information. Borrowers shall, at such intervals as Agent may reasonably request, furnish such statements, schedules and/or information as Agent may request relating to Borrowers' and their Subsidiaries' Accounts and the collection, deposit and transfer of payments in respect thereof, including, without limitation, all invoices evidencing such Accounts.

Section 3.   LETTERS OF CREDIT

3.1 Issuance of Letters of Credit and Domestic Lenders' Purchase of Participations Therein.

      A. Letters of Credit. In addition to Company requesting that Domestic Lenders make Working Capital Revolving Loans pursuant to subsection 2.1A(i), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Domestic Lenders issue Standby Letters of Credit for the account of Company for the purposes specified in the definitions of Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, any one or more Domestic

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Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Domestic Lender issue (and no Domestic Lender shall issue):

         (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Working Capital Revolving Loan Commitments would exceed the Working Capital Revolving Loan Commitments then in effect;

         (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $1,000,000;

         (iii) any Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

         (vi) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Working Capital Revolving Loan Commitments would exceed the Borrowing Base then in effect; or

         (v) any Letter of Credit denominated in a currency other than Dollars or Canadian Dollars.

    B.   Mechanics of Issuance.

         (i) Request for Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Agent a Request for Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request for Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) whether the Letter of Credit is requested to be denominated in Dollars or in Canadian Dollars, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, (f) that, after giving effect to the requested Letter of

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    Credit, the Total Utilization of Working Capital Revolving Loan Commitments
    will not exceed the Working Capital Revolving Loan Commitments then in effect or the Borrowing Base then in effect, and (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 a.m. (in the time zone of such office of the Issuing Lender) on such business day.

         Company shall notify the applicable Issuing Lender (and Agent, if Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which it is required to certify in the applicable Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit it shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which it is required to certify in the applicable Request for Issuance of Letter of Credit.

         (ii) Determination of Issuing Lender. Upon receipt by Agent of a Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Agent elects to issue such Letter of Credit, Agent shall promptly so notify Company, and Agent shall be the Issuing Lender with respect thereto. In the event that Agent, in its sole discretion, elects not to issue such Letter of Credit, Agent shall promptly so notify Company, whereupon Company may request any other Domestic Lender to issue such Letter of Credit by delivering to such Domestic Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Domestic Lender so requested to issue such Letter of Credit shall promptly notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Domestic Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Domestic Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Agent not to issue such Letter of Credit, Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Agent, when aggregated with Agent's outstanding Working Capital Revolving Loans, may exceed Agent's Working Capital Revolving Loan Commitment then in

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    effect; provided that Agent shall not be obligated to issue any Letter of
    Credit denominated in a foreign currency other than Canadian Dollars.

         (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

         (iv) Notification to Domestic Lenders. Upon the issuance of any Letter of Credit, the applicable Issuing Lender shall promptly notify Agent and each other Domestic Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Agent is the Issuing Lender, together with such notice), Agent shall notify each Domestic Lender of the amount of such Domestic Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

         (v) Reports to Domestic Lenders. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Domestic Lender a report setting forth for such calendar quarter the daily maximum amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

    C. Domestic Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Domestic Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Domestic Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2  Letter of Credit Fees.

         Company agrees to pay the following amounts to each Issuing Lender with respect to Letters of Credit issued by such Issuing Lender at its request:

         (i) with respect to each Letter of Credit, (a) a fronting fee equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily maximum amount available to be drawn under such Letter of Credit and (b) a letter of credit fee equal to the Applicable Working Capital Eurodollar Rate Margin multiplied by the daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

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         (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

Promptly upon receipt by such Issuing Lender of any amount described in clause
(i)(b) of this subsection 3.2, such Issuing Lender shall distribute to each other Domestic Lender its Pro Rata Share of such amount.

3.3  Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.

    A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to exercise reasonable care to determine that the documents required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

    B. Reimbursement by Company of Amounts Drawn Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in Canadian Dollars, shall be calculated in Dollar Equivalents) and in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Agent and such Issuing Lender prior to 12:00 Noon (New York time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Working Capital Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Agent requesting Domestic Lenders to make Working Capital Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in Canadian Dollars, shall be calculated in Dollar Equivalents) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Domestic Lenders shall, on the Reimbursement Date, make Working Capital Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Working Capital Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Working Capital

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Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Domestic Lender from its obligation to make Working Capital Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Domestic Lender resulting from the failure of such Domestic Lender to make such Working Capital Revolving Loans under this subsection 3.3B.

    C. Payment by Domestic Lenders of Unreimbursed Drawings Under Letters of Credit.

         (i) Payment by Domestic Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated in Dollar Equivalents in the case of a drawing equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit denominated in Canadian Dollars) equal to the amount of any drawing honored by such issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Domestic Lender of the unreimbursed amount of such drawing and of such other Domestic Lender's respective participation therein based on such Domestic Lender's Pro Rata Share. Each Domestic Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Domestic Lender fails to make available to such Issuing Lender on such business day the amount of such Domestic Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Domestic Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Domestic Lender to recover from any Issuing Lender any amounts made available by such Domestic Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Domestic Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

         (ii) Distribution to Domestic Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Domestic Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Domestic Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other

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    Domestic Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Domestic Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Domestic Lender may request.

    D.   Interest on Amounts Drawn Under Letters of Credit.

         (i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings made under any Letters of Credit issued by such Issuing Lender at its request, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Working Capital Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Working Capital Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Working Capital Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

         (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Domestic Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Working Capital Revolving Loans pursuant to subsection 3.3B), the amount that such other Domestic Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Domestic Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Domestic Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Domestic Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Domestic Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Domestic Lenders to but excluding the date on which such

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     portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Domestic Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Domestic Lender may request.

3.4  Obligations Absolute.

          The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Working Capital Revolving Loans made by Domestic Lenders pursuant to subsection 3.3B and the obligations of Domestic Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Domestic Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Domestic Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or document which does not comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

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          (viii) the fact that an Event of Default or a Potential Event of
     Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5  Indemnification; Nature of Issuing Lenders' Duties.

     A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

     B. Nature of Issuing Lenders' Duties. As between Company on the one hand and any Issuing Lender on the other hand, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the

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proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

          Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6  Increased Costs and Taxes Relating to Letters of Credit.

          In the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

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          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1  Conditions to Term Loans and Initial Revolving Loans.

          The obligations of Lenders to make the initial Loans are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. Borrower Documents. On or before the Closing Date, each Borrower shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated as of the Closing Date:

          (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State (or comparable official) of its jurisdiction of incorporation and each other state or province in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

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          (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

          (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1F, drawn to the order of each applicable Lender and with appropriate insertions) and the other Loan Documents to which it is a party; and

          (vi) Such other documents as Agent may reasonably request.

     B. Guarantor Subsidiary Documents. On or before the Closing Date, Company shall cause each Subsidiary of Company to deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of the State (or comparable official) of its jurisdiction of incorporation and each other state or province in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

          (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Subsidiary executing the Loan Documents to which it is a party;

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          (v) Executed originals of the Loan Documents to which such Subsidiary is a party; and

          (vi) Such other documents as Agent may reasonably request.

     C. Termination of Existing Credit Agreements; Existing Letters of Credit. On the Closing Date, Company and its Subsidiaries shall have repaid in full all amounts outstanding under any existing credit agreements and shall have terminated any commitments to lend or make other extensions of credit thereunder. Company and its Subsidiaries shall have delivered to Agent all termination statements, terminations of lockbox agreements, blocked account agreements and collateral account agreements, assignment documents, satisfactions, reconveyances, releases and similar documents as to any financing statements, mortgages, deeds of trust, assignments and other agreements or instruments creating or perfecting liens or security interests which shall release all liens securing any and all indebtedness under any such existing credit agreements. The terms and conditions of all such remaining Indebtedness shall be in form and substance satisfactory to Agent. Company and its Subsidiaries shall have furnished to Agent copies of all Existing Letters of Credit and all amendments to such Existing Letters of Credit.

     D. Necessary Consents. Company shall have obtained all consents necessary or advisable in connection with the acquisition of Bryfogle, the transactions contemplated by the Loan Documents (except to the extent provided herein with respect to consents for Mortgages on Material Leaseholds) and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of such acquisition, and each of the foregoing shall be in full force and effect, other than those the failure to obtain, which either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on such acquisition or the financing thereof, and no action, request for stay, petition for review or rehearing, reconsideration or appeal shall be pending and any time for agency action to set aside its consent on its own motion has expired.

     E.   Acquisition.

          (i) The aggregate cash consideration paid to the holders of equity interests in Bryfogle in respect of such holders' equity interests shall not exceed $15,000,000;

          (ii) The Stock Purchase Agreement for the acquisition of Bryfogle shall be in full force and effect and shall not have been amended, supplemented, waived or otherwise modified without the consent of Agent and Requisite Lenders, and executed or conformed copies thereof (including all exhibits and schedules thereto) and any

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     amendments thereto and all documents executed in connection therewith shall have been delivered to Agent;

          (iii) All conditions to the Bryfogle acquisition shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Agent and Requisite Lenders;

          (iv) the Bryfogle acquisition shall have become effective in accordance with the terms of the related Stock Purchase Agreement; and

          (v) Agent shall have received an Officers' Certificate of Company to the effect set forth in clauses (i) - (iv).

     F.   Capitalization, Etc.

          (i) The organizational and ownership structure of Company and of Holdings and their respective Subsidiaries (other than Hines Horticulture, Inc. and its Subsidiaries) shall be as set forth on Schedule 4.1F annexed hereto and satisfactory to the Agent and the Lenders for all respects. Agent shall have received copies of and shall be satisfied with the form and substance of any and all employment contracts with senior management of Holdings and of Company; and

          (ii) On or before the Closing Date, Holdings shall have provided evidence satisfactory to Agent regarding its ability to raise a minimum of $20,000,000 in equity contributions to Company in connection with acquisitions made and to be made by Company.

     G. Financial Statements; Pro Forma Balance Sheet. On or before the Closing Date, Lenders shall have received from Company (i) financial statements of Company and its Subsidiaries for the last two Fiscal Years in which the Company or any such Subsidiary has been in existence, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) unaudited financial statements of Company and its Subsidiaries as at September 30, 1997, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the nine-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

     H. No Material Adverse Effect. Since September 30, 1997, no Material Adverse Effect (in the sole opinion of Agent) shall have occurred.

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     I.   Solvency Assurances.  On the Closing Date, Agent and Lenders shall have received a Financial Condition Certificate dated the Closing Date, substantially in the form annexed hereto as Exhibit VIII and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the Bryfogle's acquisition and the financing transactions contemplated hereby, Company and its Subsidiaries, taken as a whole, will be Solvent.

     J. Security Interests in Personal and Mixed Property. Unless otherwise approved in writing by Agent as an item which may be delivered pursuant to subsection 6.10, Holdings, Company and Company's Subsidiaries shall have taken or caused to be taken (and Agent shall have received satisfactory evidence thereof) such actions (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) in such a manner so that Agent has a valid and perfected first priority security interest as of such date in the entire personal and mixed property Collateral. Such actions shall include, without limitation, the following:

          (i) delivery to Agent of certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the capital stock pledged pursuant to the Holdings Pledge Agreement, the Company Pledge Agreement and the Domestic Subsidiary Pledge Agreements and delivery to Agent of all other instruments (duly endorsed where appropriate) evidencing the Collateral;

          (ii) delivery to Agent of Uniform Commercial Code financing statements as to the Collateral for all jurisdictions as may be necessary or desirable to perfect the security interests in the Collateral;

          (iii) delivery to Agent of mortgages, charges and hypothecs and other documents and instruments to be filed in the appropriate jurisdiction;

          (iv) delivery to Agent of the IP Collateral Documents, together with accurate and complete schedules thereto and any cover sheets required for filing with the United States Patent and Trademark Office (the "PTO");

          (v) delivery to Agent of such other documents and instruments that Agent reasonably deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent on behalf of Lenders under the Collateral Documents; and

          (vi) evidence reasonably satisfactory to Agent that all other filings (including, without limitation, Uniform Commercial Code termination statements), recordings and other actions Agent deems necessary or advisable to establish,

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     preserve and perfect the first priority Liens granted to Agent in personal and mixed property shall have been made.

     K. Real Property Collateral. On or before the Closing Date, Company shall deliver to Agent a listing of all of Company's and its Subsidiaries' Real Property Assets, identifying the location of each such Real Property Asset, whether it is owned or leased and, if leased, setting forth the name and address of the lessor of such Real Property Asset.

     L. Completion of Collateral Audits, Appraisals and Environmental Due Diligence. Unless otherwise approved in writing by Agent as an item which may be delivered pursuant to subsection 6.10, on or before the Closing Date, Company shall, and shall cause its Subsidiaries to, deliver to Agent the following:

          (i) audits of the Inventory and Accounts of Company and its Subsidiaries;

          (ii) appraisals, in form, scope and substance satisfactory to Agent and satisfying the requirements of any applicable laws and regulations, concerning any Real Property Assets constituting Initial Mortgaged Properties; and

          (iii) the preparation or review of reports and other information, in form, scope and substance satisfactory to Agent, concerning environmental liabilities of Company and its Subsidiaries with respect to the Initial Mortgaged Properties.

     M. Evidence of Insurance. Unless otherwise approved in writing by Agent as an item which may be delivered pursuant to subsection 6.10, on or prior to the Closing Date, Company shall deliver to Agent, certificates of insurance naming Agent on behalf of Lenders as loss payee under all casualty insurance policies maintained by Company and its Subsidiaries, and as an additional insured under all liability and business interruption insurance policies maintained by Company and its Subsidiaries, all as required pursuant to subsection 6.5 or pursuant to the Collateral Documents. All such certificates of insurance shall contain such endorsements as are reasonably required by Agent.

     N. Borrowing Base Certificate. On or before the Closing Date, Company shall have delivered to Agent and Lenders a Borrowing Base Certificate substantially in the form of Exhibit IX annexed hereto, prepared as of a recent date prior to the Closing Date.

     O. Opinions of Borrower's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of Kirkland & Ellis, counsel for Borrower, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit X annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

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     P.   Opinions of O'Melveny & Myers.  Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, dated as of the Closing Date, substantially in the form of Exhibit XI annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

     Q. Auditor's Letter. Agent shall have received an executed Auditor's Letter if any audited financial statements are available for Company and its Subsidiaries.

     R. Fees. Company shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

     S. Execution by Hines I Lenders. Each Hines I Lender shall have executed this Agreement and shall have committed to the same Pro Rata Share of the Commitments hereunder as such Lender shall have committed to under the Hines I Credit Agreement.

     T. Amendment of Hines I Credit Agreement. On or prior to the Closing Date, each party to the Hines I Credit Agreement shall execute and deliver an amendment to the Hines I Credit Agreement amending subsection 2.4B(iii)(c) and 2.4B(iii)(d) thereof to allow for the ratable sharing by the Hines I Lenders and the Lenders of the proceeds of a Public Offering and making any other amendments deemed necessary by the Agent to permit the transactions contemplated hereby.

     U. Representations and Warranties; Performance of Agreements. Borrower shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in
Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

     V. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

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4.2  Conditions to All Loans.

         The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

    A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the applicable Borrower or by any executive officer of such Borrower designated by any of the above-described officers on behalf of the applicable Borrower in a writing delivered to Agent.

    B.   As of that Funding Date:

         (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

         (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

         (iii) Each Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

         (iv) No order, judgment or decree of any court, arbitrator or govern mental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

         (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

         (vi) There shall not be pending or, to the knowledge of any Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by any Borrower in writing pursuant to subsection 5.6 or 6.1(xi) prior to the making of the last preceding Loans

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    (or, in the case of the initial Loans, prior to the execution of this
    Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or other wise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3  Conditions to Letters of Credit.

         The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

    A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

    B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company, in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

    C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

4.4  Conditions to Canadian Loans.

         The obligations of Lenders to make Canadian Loans on the Canadian Loan Funding Date are, in addition to satisfaction of the conditions precedent specified in subsections 4.2 and 7.7(v), subject to satisfaction of the following further conditions precedent:

    A. Lakeland Canada Documents. On or before the Canadian Loan Funding Date, Lakeland Canada shall deliver or cause to be delivered to Lenders (or to Agent for

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Lenders with sufficient originally executed copies, where appropriate, for each
Lender and its counsel) the following, each, unless otherwise noted, dated as of the Canadian Loan Funding Date:

         (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State (or comparable official) of its jurisdiction of incorporation and each other state or province in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Canadian Loan Funding Date;

         (ii) Copies of its Bylaws, certified as of the Canadian Loan Funding Date by its corporate secretary or an assistant secretary;

         (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and Related Agreements to which it is a party, certified as of the Canadian Loan Funding Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

         (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

         (v) Executed originals of this Agreement, the Canadian Note (duly executed in accordance with subsection 2.1F, drawn to the order of each applicable Lender and with appropriate insertions) and the other Loan Documents to which it is a party; and

         (vi) Such other documents as Agent may reasonably request.

    B. Guarantor Subsidiary Documents. On or before the Canadian Loan Funding Date, Lakeland Canada shall cause each of its Subsidiaries to deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Canadian Loan Funding Date:

         (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of the State (or comparable official) of its jurisdiction of incorporation and each other state or province in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Canadian Loan Funding Date;

         (ii) Copies of the Bylaws of such Person, certified as of the Canadian Loan Funding Date by such Person's corporate secretary or an assistant secretary;

         (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Canadian Loan Funding Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

         (iv) Signature and incumbency certificates of the officers of such Subsidiary executing the Loan Documents to which it is a party;

         (v) Executed originals of the Loan Documents to which such Subsidiary is a party; and

         (vi)  Such other documents as Agent may reasonably request.

    C. Necessary Consents. Lakeland Canada shall have obtained all consents necessary or advisable in connection with the acquisition of any new businesses or assets, the transactions contemplated by the Loan Documents (except to the extent provided herein with respect to consents for Mortgages on Material Leaseholds) and the continued operation of the business conducted by Lakeland Canada and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the acquisition of any new business or assets, and each of the foregoing shall be in full force and effect, other than those the failure to obtain, which either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the acquisition or the financing thereof, and no action, request for stay, petition for review or rehearing, reconsideration or appeal shall be pending and any time for agency action to set aside its consent on its own motion has expired.

    D. Security Interests in Personal and Mixed Property. Lakeland Canada and its Subsidiaries shall have taken or caused to be taken (and Agent shall have received satisfactory evidence thereof) such actions (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) in such a manner so that Agent has a valid and perfected first priority security interest as of such date in the entire personal and mixed property Collateral. Such actions shall include, without limitation, the following:

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

         (i) delivery to Agent of certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing two thirds of the capital stock of Lakeland Canada pledged pursuant to the Company Pledge Agreement and all of the capital stock of Lakeland Canada's subsidiaries pledged pursuant to the Canadian Subsidiary Pledge Agreements and delivery to Agent of all other instruments (duly endorsed where appropriate) evidencing the Collateral;

         (ii) delivery to Agent of Uniform Commercial Code financing statements and comparable filings under the PPSA as to the Collateral for all jurisdictions as may be necessary or desirable to perfect the security interests in the Collateral;

         (iii) delivery to Agent of mortgages, charges and hypothecs and other documents and instruments to be filed in the appropriate jurisdiction;

         (iv) delivery to Agent of the IP Collateral Documents, together with accurate and complete schedules thereto and any cover sheets required for filing with the PTO and or any comparable Canadian registry; (v) delivery to Agent of such other documents and instruments that Agent reasonably deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent on behalf of Lenders under the Collateral Documents; and

         (vi) evidence reasonably satisfactory to Agent that all other filings (including, without limitation, Uniform Commercial Code termination statements and comparable instruments under the PPSA), recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent in personal and mixed property shall have been made.

    E. Real Property Collateral. On or before the Canadian Loan Funding Date, Lakeland Canada shall, and shall cause its Subsidiaries to, deliver to Agent:

         (i) fully executed and notarized Mortgages (each a "Lakeland Mortgage" and collectively the "Lakeland Mortgages") encumbering the fee or leasehold interest of the applicable Loan Party in each Fee Property or Material Leasehold (a "Lakeland Mortgaged Property"), including any landlord or other third party consents necessary to encumber such Material Leasehold (together with a fully executed and notarized Mortgage);

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         (ii)  with respect to the Lakeland Mortgaged Properties located in the
    United States only, an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in each state in which a Lakeland Mortgaged Property is located with respect to the enforceability of the form of Lakeland Mortgage to be recorded in such state and such other matters as Agent may reasonably request, in form and substance reasonably satisfactory to Agent;

         (iii) with respect to the Lakeland Mortgaged Properties located in the United States only, a Title Policy with respect to such Lakeland Mortgaged Properties (the "Lakeland Mortgage Policies");

         (iv) with respect to the Lakeland Mortgaged Properties located in the United States only, evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (a) such Lakeland Mortgaged Property (a "Lakeland Flood Hazard Property") is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (b) the community in which such Lakeland Flood Hazard Property is located is participating in the National Flood Insurance Program;

         (v) with respect to the Lakeland Mortgaged Properties located in the United States only, if there are any Lakeland Flood Hazard Properties, Lakeland Canada's written acknowledgement of receipt of written notification from Agent (a) as to the existence of each such Lakeland Flood Hazard Property and (b) as to whether the community in which each such Lakeland Flood Hazard Property is located is participating in the National Flood Insurance Program;

         (vi) if requested by Agent, a current survey of each (or any) Lakeland Mortgaged Property, certified to the applicable Loan Party, Agent and the applicable title insurer, prepared by a surveyor and in form and substance reasonably satisfactory to Agent; and

         (vii) any instrument, document, consent or agreement pursuant to which Company and its Subsidiaries agree to the appointment by Agent of a Canadian agent, if any, in connection with any Mortgages relating to Real Property Assets located in Canada.

    F. Appraisals and Environmental Due Diligence. On or before the Canadian Loan Funding Date, Lakeland Canada shall, and shall cause its Subsidiaries to, deliver to Agent the following:

         (i) appraisals, in form, scope and substance satisfactory to Agent and satisfying the requirements of any applicable laws and regulations, concerning any Lakeland Mortgaged Properties; and

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

         (ii) the preparation or review of reports and other information, in form, scope and substance satisfactory to Agent, concerning environmental liabilities of Lakeland Canada and its Subsidiaries with respect to the Lakeland Mortgaged Properties.

    G. Opinions of Lakeland Canada's Counsel. Lenders shall have received (i) originally executed copies of one or more favorable written opinions of counsel for Lakeland Canada, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Canadian Loan Funding Date as to such matters as Agent acting on behalf of Lenders may reasonably request, together with evidence satisfactory to Agent that Lakeland Canada has requested such counsel to deliver such opinions to Lenders.

    H. Representations and Warranties; Performance of Agreements. Lakeland Canada shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Canadian Loan Funding Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Lakeland Canada shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Canadian Loan Funding Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

    I. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

    J. Company Guaranty. Company shall have executed and delivered to Agent the Company Guaranty substantially in the form attached hereto as Exhibit XIX.

    K. Initial Loans Made. On or before the Canadian Loan Funding Date, the initial Loans shall have been made.

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Section 5.  BORROWER'S REPRESENTATIONS AND WARRANTIES

5.1  Organization, Powers, Qualification, Good Standing, Business and
     Subsidiaries.

     A. Organization and Powers. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

     B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

     D.  Subsidiaries. All of the Subsidiaries of Company are identified in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xviii). The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth, the ownership interest of Holdings in Company and of Company in each of its Subsidiaries. The capital, organizational, ownership and management structure of Company and its Subsidiaries, both before and after giving effect to the Bryfogle's acquisition and the related transactions contemplated in connection therewith, are as set forth on Schedule 4.1F annexed hereto.

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5.2  Authorization of Borrowing, etc.

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

     B. No Conflict. The execution, delivery and performance by any Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date.

     C. Governmental Consents. The execution, delivery and performance by any Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for (i) filings required by federal or state securities laws and
(ii) such other registrations, consents, approvals, notices or other actions which have been made, obtained, given or taken on or before the Closing Date or such later date as may be required by the applicable governmental authority or regulatory body.

     D. Binding Obligation. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. Valid Issuance of Company Common Stock, Holdings Common Stock and Holdings Preferred Stock.

         (i) (A) Company Common Stock. The Company Common Stock is duly and validly issued, fully paid and nonassessable. No stockholder of Company

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     has or will have any preemptive rights to subscribe for any additional equity Securities of Company. The issuance and sale of Company Common Stock has been registered or qualified under applicable federal and state securities laws or is exempt therefrom.

               (B) Company Preferred Stock. All issued and outstanding shares of Company Preferred Stock have been duly and validly issued, fully paid and nonassessable. No stockholder of Company has or will have any preemptive rights to subscribe for any additional Company Preferred Stock. Any issuance and sale of Company Preferred Stock, upon such issuance and sale, will either (a) have been registered and qualified under applicable federal and state securities laws or (b) be exempt therefrom.

         (ii) (A) Holdings Common Stock. All issued and outstanding shares of Holdings Common Stock have been duly and validly issued, fully paid and nonassessable. Except as provided in the Stockholders Agreement, no stockholder of Holdings has or will have any preemptive rights to subscribe for any additional equity Securities of Holdings. Any issuance and sale of Holdings Common Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

               (B) Holdings Preferred Stock. All issued and outstanding shares of Holdings Preferred Stock have been duly and validly issued, fully paid and nonassessable. No stockholder of Holdings has or will have any preemptive rights to subscribe for any additional Holdings Preferred Stock. Any issuance and sale of Holdings Preferred Stock, upon such issuance and sale, will either (a) have been registered and qualified under applicable federal and state securities laws or (b) be exempt therefrom.

5.3  Financial Condition.

         Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 4.1G. All such statements were prepared in conformity with GAAP except as set forth in Schedule
5.3 annexed hereto, and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. None of the Loan Parties has (and none of the Loan Parties will have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the most

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recent financial statements delivered pursuant to subsection 6.1 or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

5.4  No Material Adverse Change; No Restricted Junior Payments.

         Since September 30, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5  Title to Properties; Liens.

         Holdings, Company and Company's Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1 in each case, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
Schedule 5.5 annexed hereto sets forth all of the Real Property Assets of Company and its Subsidiaries as of the Closing Date.

5.6  Litigation; Adverse Facts.

         There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Holdings, Company or any of Company's Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Borrower, threatened against or affecting Holdings, Company or any of Company's Subsidiaries or any property of Holdings, Company or any of Company's Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor Company nor any of Company's Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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5.7  Payment of Taxes.

         Except to the extent permitted by subsection 6.4 and except as set forth in Schedule 5.7 annexed hereto, all tax returns and reports of Holdings, Company and Company's Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Holdings, Company and Company's Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. None of the Borrowers knows of any proposed tax assessment against Holdings, Company or any of Company's Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  Performance of Agreements; Materially Adverse Agreements; Material
     Contracts.

     A. Neither Holdings nor Company nor any of Company's Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     B. Neither Holdings nor Company nor any of Company's Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     C. All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.9  Governmental Regulation.

         Neither Holdings nor Company nor any of Company's Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

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

5.10  Securities Activities.

     A. Neither Holdings nor Company nor any of Company's Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of any Borrower only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between any Borrower and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11  Employee Benefit Plans.

     A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder and the terms of each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan.

     B. No ERISA Event has occurred or is reasonably expected to occur which could result in any material liability to Company or any of its ERISA Affiliates.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

     D. In accordance with the most recent actuarial valuation for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $250,000.

5.12  Certain Fees.

         Except as set forth in Schedule 5.12 annexed hereto, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

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

5.13  Environmental Protection.

         (i) The operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply with all Environmental Laws except for any such noncompliance which would not reasonably be expected to have a Material Adverse Effect;

         (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are being maintained in good standing, and Company and each of its Subsidiaries are in compliance with such Governmental Authorizations except for any such failure to obtain, maintain or comply which would not reasonably be expected to have a Material Adverse Effect;

         (iii) neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or comparable state laws, and, to the best of the Borrower's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

         (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

         (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

         (vi) neither Company nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

         (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of the Borrower, any predecessor of Company or any of its Subsidiaries has filed any

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

     notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

         (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

         (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

         (x) to the best knowledge of Company, no underground storage tanks or surface impoundments are on or at any Facility that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect; and

         (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

5.14  Employee Matters.

         There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15  Solvency.

     Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by any Borrower on any date on which this representation is made, will be, Solvent.

5.16  Disclosure.

     No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use

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

in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to any Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.17  Related Agreements.

     A. Company has delivered to Lenders complete and correct copies of the Related Agreements and of all exhibits and schedules thereto.

     B. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties in the Bryfogle's Stock Purchase Agreement is true and correct in all material respects as of the Closing Date, subject to the qualifications set forth in the schedules to the Bryfogle's Stock Purchase Agreement.

     C. Notwithstanding anything in the Bryfogle's Stock Purchase Agreement to the contrary, the representations and warranties of Borrower set forth in subsection 5.17B shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.

Section 6.  BORROWER'S AFFIRMATIVE COVENANTS

         Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  Financial Statements and Other Reports.

         Each Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business

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practices to permit preparation of financial statements in conformity with GAAP.
Company will deliver to Agent and Lenders:

         (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month ending after the Closing Date,
     (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

         (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

         (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, (1) a report thereon of a nationally recognized independent accounting firm, which report shall be unqualified as to the scope of the audit, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (2) a letter from such accounting firm, substantially in the form of Exhibit XIII annexed hereto with such changes as are approved by Agent, acknowledging that Lenders will receive such consolidated financial statements in such report and will use such financial statements and report in their credit analyses of Company and its Subsidiaries;

         (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

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

         (v) Margin Determination Certificate: concurrently with the delivery of the financial statements delivered pursuant to subdivisions
     (ii) or (iii) a Margin Determination Certificate;

         (vi) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those in effect on the Closing date, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiv) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiv) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision
     (i), (ii), (iii) or (xiv) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

         (vii) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

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         (viii)  Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

         (ix) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

         (x) Events of Default, etc.: promptly upon any officer of any Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or
     (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

         (xi) Litigation or Other Proceedings: (a) promptly upon any officer of any Borrower obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively,

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     "Proceedings") not previously disclosed in writing by Company to Lenders or
     (Y) any material development in any Proceeding that, in any case:

               (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to any Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Agent such other information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

         (xii) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

         (xiii) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

         (xiv) Financial Plans: as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year (the "Financial Plan" for such Fiscal Year), including without limitation (a) a forecasted consolidated and consolidating balance sheet and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries

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     for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

         (xv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year and confirming the status of Agent as loss payee under all such insurance to the extent required by subsection 6.5;

         (xvi) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim in either case which could reasonably be expected to result in a Material Adverse Effect;

         (xvii) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

         (xviii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and
     (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

         (xix) Material Contracts: promptly, and in any event within 10 Business Days after any Material Contract of any Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; and

         (xx) Borrowing Base Certificates: as soon as available and in any event within ten Business Days after the last Business Day of each month ending after the Closing Date, a Borrowing Base Certificate dated as of the last Business Day of such month, together with any additional schedules and other information as Agent may reasonably request (it being understood that (a) Company, in addition to such monthly Borrowing Base Certificates, may deliver to Agent and Lenders on any Business Day after the last Business Day of each month an updated Borrowing Base Certificate dated as of such Business Day, together with any additional schedules and other

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     information as Agent may reasonably request), and (b) the most recent
     Borrowing Base Certificate described in this clause (xx) that is delivered to Agent shall be used in calculating the Borrowing Base as of any date of determination; and

         (xxi) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2  Corporate Existence, etc.

         Except as permitted under subsection 7.7, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3  Deposit of Excess Cash; BTCC Account.

     At the end of each Business Day, Company will transfer all Cash in excess of $50,000 into the BTCC Account, which BTCC Account shall be an interest bearing account with such interest to be payable to Company for its own account.

6.4  Payment of Taxes and Claims; Tax Consolidation.

     A. Each Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. None of the Borrowers will and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.5  Maintenance of Properties; Insurance.

         Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all of their respective material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from

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time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Without limiting the generality of the foregoing, each Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Initial Flood Hazard Property (as defined in subsection 6.10B) and each Additional Flood Hazard Property (as defined in subsection 6.12A), in each case to the extent such Initial Flood Hazard Property or Additional Flood Hazard Property is located in a community that participates in the National
Flood Insurance Program and (ii) public liability insurance, third party property damage insurance and replacement value insurance on the Collateral (other than growing crops) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgment. Each such policy of insurance that insures against loss or damage with respect to any Collateral or against losses due to business interruption shall name Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and shall provide for at least 30 days (15 days in the event of non-payment of premium) prior written notice to Agent of any modification or cancellation of such policy. Upon receipt by Agent of any insurance proceeds as loss payee (i) in respect of any such business interruption insurance, (a) Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, deliver such insurance proceeds to Company, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Agent shall, and each Borrower hereby authorizes Agent to, apply such insurance proceeds to prepay the Loans in the same manner as if such insurance proceeds were Net Cash Proceeds of an Asset Sale to be applied as provided in subsection 2.4C(iii)(f), and (ii) in respect of any such insurance against loss or damage with respect to any Collateral, (a) to the extent that any Borrower or any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace the assets of such Borrower or Subsidiary in respect of which such insurance proceeds were received, Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, (A) in the event the aggregate amount of such insurance proceeds in respect of any covered loss does not exceed $1,000,000, deliver such insurance proceeds to such Borrower, and such Borrower shall, or shall cause such Subsidiary to, use such insurance proceeds to effect such repair, restoration or replacement, and (B) in the event the aggregate amount of such insurance proceeds exceeds $1,000,000, hold such proceeds in a cash collateral account and so long as Company or any of its Subsidiaries proceeds to repair, restore or replace the assets of Company or such Subsidiary in respect of which such insurance proceeds were received, Agent shall from time to time disburse to Company or such Subsidiary amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Agent of invoices or other documentation reasonably satisfactory to Agent describing the amount of costs so incurred; provided however that if in the reasonable good faith belief of Agent, Company or such Subsidiary is not proceeding diligently with the repair, restoration or replacement,

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Agent shall, and each Borrower hereby authorizes Agent to, apply such insurance proceeds to prepay the Loans in the same manner as if such insurance proceeds were Net Cash Proceeds of an Asset Sale to be applied as provided in subsection 2.4C(iii)(f) and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing or to the extent that neither Company nor any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace assets of Company or any of its Subsidiaries as described above, Agent shall, and each Borrower hereby authorizes Agent to, apply such insurance proceeds to prepay the Loans in the same manner as if such insurance proceeds were Net Cash Proceeds of an Asset Sale to be applied as provided in subsection 2.4C(iii)(f).

6.6  Inspection; Lender Meeting.

         Each Borrower shall, and shall cause each of its Subsidiaries to, permit (i) any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), and (ii) any authorized representatives designated by Agent to conduct two audits of all Inventory and Accounts of Loan Parties during each twelve-month period after the Closing Date (exclusive of the audit of Inventory and Accounts referred to in subsection 6.10C (the "Base Audit")), each such audit to be substantially similar in scope and substance to the Base Audit, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

6.7  Compliance with Laws, etc.

         Each Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any time, a Material Adverse Effect.

6.8  Environmental Disclosure and Inspection.

     A. Each Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply in all material respects and cause
(i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply in all material respects with all Environmental Laws.

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

     B. Each Borrower agrees that Agent may, from time to time and in its reasonable discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and, upon a reasonable belief that any Borrower has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws at any Facility or by any Borrower, to conduct its own reasonable investigation of such matter at any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use its best efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any such matter at any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries upon reasonable notice to Borrower to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Borrower and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.8B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Company with the understanding that each Borrower acknowledges and agrees that (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to such Borrower's use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     C. Each Borrower shall promptly advise Lenders in writing and in reasonable detail of (i) any material Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any material Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by such Borrower or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) such Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability

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or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether such Borrower or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

     D. Each Borrower shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject Company or any of its Subsidiaries to material additional obligations or requirements under Environmental Laws.

     E. Each Borrower shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.8.

6.9  Company's Remedial Action Regarding Hazardous Materials.

     Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply in all material respects with all applicable Environmental Laws and Governmental Authorizations. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Company or such Subsidiary.

6.10 Supplemental Actions Relating to Creation and Perfection of Liens and Security Interests in Real, Personal and Mixed Property Collateral and Related Matters.

         To the extent not otherwise satisfied pursuant to subsections 4.1J-M as of the Closing Date and to the extent approved in writing by Agent for delivery under this subsection 6.10:

         A. Personal and Mixed Property Collateral. Within 30 days after the Closing Date, Borrower shall, and shall cause its Subsidiaries to, take or cause to be taken (and Agent shall have received satisfactory evidence thereof) such actions in such a manner

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so that Agent has a valid and perfected first priority security interest in the entire Collateral. Such actions shall include, without limitation, the following:

          (i) delivery to Agent of Uniform Commercial Code financing statements and comparable filings under the PPSA as to the Collateral for all jurisdictions as may be necessary or desirable to perfect the security interests in the Collateral;

          (ii) delivery to Agent of mortgages, charges and hypothecs and other documents and instruments to be filed in the appropriate jurisdiction;

          (iii) delivery to Agent of accurate and complete schedules to the IP Collateral Documents, together with any cover sheets required for filing with the PTO (as defined in subsection 4.1J) or any comparable Canadian registry, and the filing of the IP Collateral Documents and all such other documents or instruments in the PTO and/or such registry as may be necessary or desirable to perfect the security interests in favor of Agent in the IP Collateral;

          (iv) delivery to Agent of certificates of title with respect to all rolling stock of Loan Parties and the taking of all actions necessary to cause Agent to be noted as lienholder thereon or otherwise necessary to perfect the first priority Lien granted to Agent on behalf of Lenders in such rolling stock;

          (v) delivery to Agent of such other documents and instruments that Agent reasonably deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent on behalf of Lenders under the Collateral Documents;

          (vi) delivery to Agent of evidence reasonably satisfactory to Agent that all other filings (including, without limitation, Uniform Commercial Code termination statements and comparable instruments under the PPSA), recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent in personal and mixed property have been made; and

          (vii) delivery to Agent of opinions of counsel under the law of each jurisdiction in which any Loan Party or any Collateral is located with respect to the creation and perfection of the security interests in favor of Agent in any personal or mixed property Collateral.

          B. Real Property Collateral. Within 60 days after the Closing Date, Borrower shall, and shall cause its Subsidiaries to, deliver to Agent:

          (i) fully executed and notarized Mortgages (each an "Initial Mortgage" and collectively the "Initial Mortgages") encumbering the fee or leasehold interest of the applicable Loan Party in each Fee Property or Material Leasehold designated in

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     Schedule 5.5 annexed hereto, provided that, with respect to each Material
     Leasehold, the applicable Loan Party shall use its reasonable best efforts to deliver any landlord or other third party consents, memoranda of lease or other documents necessary to encumber such Material Leasehold (together with a fully executed and notarized Mortgage) within the 60-day period described above and if, after using reasonable best efforts, the Loan Party is unable to deliver all of the necessary consents, at the request of Agent, the Loan Party shall use its reasonable best efforts to deliver the necessary consents, memoranda of lease or other documents (together with fully executed and notarized Mortgages), for such Material Leases as Agent shall designate, within 90 days (or such longer period as Agent may determine from time to time) after the expiration of the 60-day period described above (each an "Initially Mortgaged Property" and collectively the "Initially Mortgaged Properties");

          (ii) with respect to Initially Mortgaged Properties located in the United States only, an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in each state in which an Initial Mortgaged Property is located with respect to the enforceability of the form of Initial Mortgage to be recorded in such state and such other matters as Agent may reasonably request, in form and substance reasonably satisfactory to Agent;

          (iii) with respect to Initially Mortgaged Properties located in the United States only, a Title Policy with respect to each such Initially Mortgaged Properties;

          (iv) with respect to Initially Mortgaged Properties located in the United States only, evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (a) any Initial Mortgaged Property (a "Initial Flood Hazard Property") is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (b) the community in which such Initial Flood Hazard Property is located is participating in the National Flood Insurance Program;

          (v) with respect to Initially Mortgaged Properties located in the United States only, if there are any Initial Flood Hazard Properties, Company's written acknowledgement of receipt of written notification from Agent (a) as to the existence of each such Initial Flood Hazard Property and (b) as to whether the community in which each such Initial Flood Hazard Property is located is participating in the National Flood Insurance Program; and

          (vi) if requested by Agent, a current survey of each (or any) Initial Mortgaged Property, certified to the applicable Loan Party, Agent and the applicable title insurer, prepared by a surveyor and in form and substance reasonably satisfactory to Agent.

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          C.   Completion of Collateral Audits, Appraisals and Environmental Due
Diligence. Borrower shall, and shall cause its Subsidiaries to, provide such cooperation and assistance as Agent may request in order to permit Agent (or an independent auditor, appraiser or environmental consultant, as the case may be, satisfactory to Agent) to complete, within 30 days after the Closing Date, (i) audits of the Inventory and Accounts of Borrower and its Subsidiaries, (ii) appraisals, in form, scope and substance satisfactory to Agent and satisfying the requirements of any applicable laws and regulations, concerning any Real Property Assets constituting Initial Mortgaged Properties (in each case to the extent required under such laws and regulations as determined by Agent in its sole discretion, and (iii) the preparation or review of reports and other information, in form, scope and substance satisfactory to Agent, concerning environmental liabilities of Borrower and its Subsidiaries with respect to the Initial Mortgaged Properties.

          D. Evidence of Insurance. Borrower shall deliver to Agent, within 30 days after the Closing Date, certificates of insurance naming Agent on behalf of Lenders as loss payee under all casualty insurance policies maintained by Borrower and its Subsidiaries, and as an additional insured under all liability and business interruption insurance policies maintained by Borrower and its Subsidiaries, all as required pursuant to subsection 6.5 or pursuant to the Collateral Documents. All such certificates of insurance shall contain such endorsements as are reasonably required by Agent.

          E. Balance Sheets of Company. Borrower shall deliver to Agent within 30 days after the Closing Date, pro forma consolidated and consolidating balance sheets of Company and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the consummation of the Bryfogle's acquisition and the financings and other transactions contemplated hereby, which pro forma financial statements shall be in form and substance satisfactory to Lenders.

          F. Cash Management. Borrower shall deliver to Agent within 30 days after the Closing Date, Lock Box Agreements and Blocked Account Agreements with respect to Loan Parties' deposit accounts.

6.11  Execution of Guaranties and Collateral Documents by Future Subsidiaries.

          A. Execution of Domestic Subsidiary Guaranty and Collateral Documents. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and cause such Subsidiary to execute and deliver to Agent a counterpart of the Domestic Subsidiary Guaranty and a Domestic Subsidiary Pledge Agreement, a Domestic Subsidiary Security Agreement, a Domestic Subsidiary Trademark Security Agreement (if required by Agent), a Domestic Subsidiary Patent Security Agreement (if required by Agent) and (if applicable) Additional Mortgages and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Agent, for the benefit of Lenders, a first-priority security interest in all of the shares of capital stock of such Subsidiary and all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents.

          B. Execution of Canadian Subsidiary Guaranty and Collateral Documents. In the event that any Person becomes a Canadian Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and cause such Subsidiary to execute and deliver to Agent a counterpart of the Canadian Subsidiary Guaranty and a Canadian Subsidiary Pledge Agreement, a Canadian Subsidiary Security Agreement, a Canadian Subsidiary Trademark Security Agreement, a Canadian Subsidiary Patent Security Agreement and (if applicable) Additional Mortgages and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Agent, for the benefit of Lenders, a first-priority security interest in not less than two-thirds of the shares of capital stock of such Subsidiary and all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents.

          C. Subsidiary Charter Documents, Legal Opinions, Etc. Company shall deliver to Agent, together with the applicable Guaranty and such Collateral Documents, (i) certified copies of such Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing such Guaranty and the Collateral Documents to which such Subsidiary is a party and
(b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of such Guaranty and such Collateral Documents are in full force and effect and have not been modified or rescinded, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to
(a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Guaranty and such Collateral Documents, (c) the enforceability of such Guaranty and such Collateral Documents against such Subsidiary, and (d) such other matters as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.

6.12 Additional Mortgages.

          A. From and after the Closing Date, in the event that (i) any Borrower or any of its Subsidiaries acquires any Fee Property or any Material Leasehold (each a "Covered Real Property Asset") or (ii) at the time any Person becomes a Subsidiary of any Borrower, such Person owns or holds any Covered Real Property Asset, such Borrower or such Subsidiary shall, as soon as practicable after the acquisition of such Covered Real Property Asset or such Person's becoming a Subsidiary of any Borrower, as the case may be, deliver (a) fully executed counterparts of Mortgages (each an "Additional Mortgage" and collectively, the "Additional Mortgages") encumbering such Covered Real Property Asset, together with evidence that counterparts of such Additional Mortgages have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Agent, so as to effectively create a valid and enforceable first priority lien (or such other priority lien as may be specified in the applicable Additional Mortgage), subject to Permitted Encumbrances, on such Covered Real Property Asset in favor of Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (b) a title report obtained by Company in respect of any such Covered Real Property Asset located in the United States (a "U.S. Covered Real Property Asset"); (c) with respect to U.S. Covered Real Property Assets only, if required by Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in the state in which such U.S. Covered Real Property Asset is located with respect to the enforceability of the form of Additional Mortgage recorded in such state and such other matters as Agent may reasonably request, in form and substance reasonably satisfactory to Agent; (d) in the case of each such Covered Real Property Asset consisting of a Material Leasehold, Borrower or its Subsidiary shall use reasonable best efforts to obtain such estoppel letters from the landlord on such Material Leasehold as may be reasonably requested by Agent, in form and substance reasonably satisfactory to Agent; (e) if required by Agent, in the case of each such Covered Real Property Asset consisting of a Fee Property, environmental audits prepared by professional consultants mutually acceptable to Company and Agent, in form, scope and substance satisfactory to Agent in its reasonable discretion; (f) with respect to U.S. Covered Real Property Assets only, if required by Agent, in the case of each such U.S. Covered Real Property Asset consisting of a Fee Property, a Title Policy; (g) with respect to U.S. Covered Real Property Assets only, evidence, which may be in the form of a letter from an insurance broker, a municipal engineer, title company or national flood certification form, as to whether (1) such U.S. Covered Real Property Asset (an "Additional Flood Hazard Property") is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (2) the community in which such U.S. Covered Real Property Asset (if it is an Additional Flood Hazard Property) is located is participating in the National Flood Insurance Program; and (h) if such U.S. Covered Real Property Asset is an Additional Flood Hazard Property, Company's written acknowledgement of receipt of written notification from Agent
(1) as to the existence of such Additional Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program.

          B. Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent, upon reasonable notice, to visit and inspect any Covered Real Property Asset for the purpose of obtaining an appraisal of value, conducted by consultants retained by Agent in compliance with all applicable banking regulations, with respect to such Covered Real Property Asset.

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

6.13  Assignability and Recording of Lease Agreements.

          From and after the Closing Date, in the event that any Borrower or any of its Subsidiaries enters into any lease that is a Material Leasehold, such Borrower shall, or shall cause such Subsidiary to, (i) obtain lease terms permitting (or not expressly prohibiting) the encumbrancing of such Material Leasehold pursuant to an Additional Mortgage and the assignment of such Material Leasehold interest to the successful bidder at a foreclosure or similar sale (and to a subsequent third party assignee by Agent or any Lender to the extent Agent or such Lender is the successful bidder at such sale) in the event of a foreclosure or similar action pursuant to such Additional Mortgage and (ii) cause a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to Agent, to be recorded in all places to the extent necessary or desirable, in the reasonable judgment of Agent, so as to enable an Additional Mortgage encumbering such Material Leasehold to effectively create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such Material Leasehold in favor of Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders.

Section 7.   BORROWER'S NEGATIVE COVENANTS

          Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  Indebtedness.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Borrower may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of subsection 7.9;

          (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes that are pledged to Agent pursuant to the terms of the applicable Collateral Document, (b) all such intercompany Indebtedness owed by any Borrower to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of any Borrower under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to such Borrower or to any of its Subsidiaries for whose benefit such payment is made; provided, further, that the aggregate amount of all such intercompany Indebtedness owing at any time from all Canadian Subsidiaries to Company or any Domestic Subsidiary shall not exceed $5,000,000;

          (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto; and

          (vi) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding.

7.2  Liens and Related Matters.

     A. Prohibition on Liens. Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)    Permitted Encumbrances;

          (ii)   Liens granted pursuant to the Collateral Documents; and

          (iii) Other Liens securing Indebtedness in an aggregate amount not to exceed $500,000 at any time outstanding.

     B. Equitable Lien in Favor of Lenders. If any Borrower or any of its Sub-sidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, none of the Borrowers or any of their respective Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. No Restrictions on Subsidiary Distributions to Borrowers or Other Subsidiaries. Except as provided herein, each Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by such Borrower or any other Subsidiary of such Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to such Borrower or any other Subsidiary of such Borrower, (iii) make loans or advances to such Borrower or any other Subsidiary of such Borrower, or (iv) transfer any of its property or assets to such Borrower or any other Subsidiary of such Borrower.

7.3  Investments; Joint Ventures.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company;

          (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

          (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

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

          (v) Company and its Subsidiaries may make acquisitions to the extent permitted under 7.7(v);

          (vi) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto; and

          (vii) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $500,000.

7.4  Contingent Obligations.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Company may become and remain liable with respect to Contingent Obligations in respect of Existing Letters of Credit (but not any extensions or renewals thereof) and in respect of Letters of Credit;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations arising under their respective Guaranties;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

          (iv) Company may become and remain liable with respect to Contingent Obligations arising under Interest Rate Agreements;

          (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1;

          (vi) Company may become and remain liable with respect to Contingent Obligations under Currency Agreements pursuant to which Company obtains foreign currency from another Person (the "Counterparty") in exchange for Dollars; provided that (a) the aggregate notional amount for all such Currency Agreements outstanding at any one time shall not exceed the equivalent of $20,000,000, (b) the aggregate amount of foreign currency required to be delivered on any one day by one or more Counterparties under all such Currency Agreements outstanding at any one time shall not exceed the equivalent of $5,000,000; (c) the tenor of any such Currency Agreement shall not exceed twenty-four (24) months, and (d) the expiration date of any such Currency Agreement under which any Lender or any Lender or any of its Affiliates is the counterparty shall not be later than the date of termination of the Working Capital Revolving Loan Commitments; and

          (vii) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $500,000.

7.5  Restricted Junior Payments

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby (including without limitation a failure to comply with the provisions of subsection 6.10), (i) Company may make dividend payments to Holdings in accordance with the terms of the Company Preferred Stock in an aggregate principal amount not to exceed $200,000 and (ii) Company may make Restricted Junior Payments to Holdings (X) in an aggregate principal amount not to exceed $200,000 in any Fiscal Year in order to permit Holdings to pay general administrative costs and expenses, (Y) in an aggregate principal amount not to exceed in the aggregate $500,000 in any Fiscal Year or $1,500,000 during the term of this Agreement in order to permit Holdings to purchase Holdings Common Stock or Holdings Preferred Stock from management officers and employees of Company and its Subsidiaries, and (Z) in an amount necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries.

7.6  Financial Covenants.

     A.   Minimum Interest Coverage Ratio. Company shall not permit the ratio of
(i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:


                                                      Minimum
            Period                            Interest Coverage Ratio
     ------------------------                 -----------------------
     1st Fiscal Quarter, 1998                         1.55:1:00
     2nd Fiscal Quarter, 1998                         1:90:1:00
     3rd Fiscal Quarter, 1998                         1:90:1:00
     4th Fiscal Quarter, 1998                         2:10:1:00

     1st Fiscal Quarter, 1999                         2:20:1:00
     2nd Fiscal Quarter, 1999                         2:60:1:00
     3rd Fiscal Quarter, 1999                         2:70:1:00
     4th Fiscal Quarter, 1999                         2:90:1:00

     1st Fiscal Quarter, 2000                         3:00:1:00
     2nd Fiscal Quarter, 2000                         3:30:1:00
     3rd Fiscal Quarter, 2000                         3:40:1:00
     4th Fiscal Quarter, 2000                         3:50:1:00

     1st Fiscal Quarter, 2001                         3:80:1:00
     2nd Fiscal Quarter, 2001                         4:50:1:00
     3rd Fiscal Quarter, 2001                         4:80:1:00
     4th Fiscal Quarter, 2001                         5:30:1:00

     1st Fiscal Quarter, 2002                         6:00:1:00
     2nd Fiscal Quarter, 2002                         7:00:1:00
     3rd Fiscal Quarter, 2002                         7:00:1:00
     4th Fiscal Quarter, 2002                         7:00:1:00

    B. Maximum Leverage Ratio. Company shall not permit the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter occurring during any of the periods set forth below to (ii) Consolidated EBITDA for the four-Fiscal Quarter period ending on such last day to exceed the correlative ratio indicated:


              Period                              Maximum Leverage Ratio
      ----------------------                    ---------------------------
     1st Fiscal Quarter, 1998                           4.75:1:00
     2nd Fiscal Quarter, 1998                           4:00:1:00
     3rd Fiscal Quarter, 1998                           4:00:1:00
     4th Fiscal Quarter, 1998                           4:00:1:00

     1st Fiscal Quarter, 1999                           4.20:1:00
     2nd Fiscal Quarter, 1999                           3:50:1:00
     3rd Fiscal Quarter, 1999                           3:00:1:00
     4th Fiscal Quarter, 1999                           3:00:1:00

     1st Fiscal Quarter, 2000                           3.25:1:00
     2nd Fiscal Quarter, 2000                           2:25:1:00
     3rd Fiscal Quarter, 2000                           2:25:1:00
     4th Fiscal Quarter, 2000                           2:25:1:00

     1st Fiscal Quarter, 2001                           2.25:1:00
     2nd Fiscal Quarter, 2001                           1:50:1:00
     3rd Fiscal Quarter, 2001                           1:25:1:00
     4th Fiscal Quarter, 2001                           1:25:1:00

     1st Fiscal Quarter, 2002                           1.50:1:00
     2nd Fiscal Quarter, 2002                           1:00:1:00
     3rd Fiscal Quarter, 2002                           1:00:1:00
     4th Fiscal Quarter, 2002                           1:00:1:00

     C. Minimum Consolidated EBITDA. Company shall not permit Consolidated EBITDA for any four-Fiscal Quarter period ending as of the last day of any Fiscal Quarter occurring during any of the periods set forth below to be less than the correlative amount indicated:


                                                Minimum Consolidated
             Period                                    EBITDA
    ------------------------                    --------------------
    1st Fiscal Quarter, 1998                        $ 5,500,000
    2nd Fiscal Quarter, 1998                        $ 6,575,000
    3rd Fiscal Quarter, 1998                        $ 6,300,000
    4th Fiscal Quarter, 1998                        $ 6,600,000

    1st Fiscal Quarter, 1999                        $ 6,900,000
    2nd Fiscal Quarter, 1999                        $ 7,600,000
    3rd Fiscal Quarter, 1999                        $ 7,800,000
    4th Fiscal Quarter, 1999                        $ 7,900,000

    1st Fiscal Quarter, 2000                        $ 8,200,000
    2nd Fiscal Quarter, 2000                        $ 8,700,000
    3rd Fiscal Quarter, 2000                        $ 8,800,000
    4th Fiscal Quarter, 2000                        $ 8,900,000

    1st Fiscal Quarter, 2001                        $ 9,100,000
    2nd Fiscal Quarter, 2001                        $ 9,800,000
    3rd Fiscal Quarter, 2001                        $10,000,000
    4th Fiscal Quarter, 2001                        $10,100,000

    1st Fiscal Quarter, 2002                        $10,200,000
    2nd Fiscal Quarter, 2002                        $11,000,000
    3rd Fiscal Quarter, 2002                        $11,000,000
    4th Fiscal Quarter, 2002                        $11,000,000

7.7  Restriction on Fundamental Changes; Asset Sales and Acquisitions.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company;

          (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

          (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (as reasonably determined by the Board of Directors of Company);

          (iv) subject to subsection 7.13, Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $1,000,000; provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (as reasonably determined by the Board of Directors of Company); (y) the sole consideration received shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4C(iii)(f); and

          (v) Company and its Subsidiaries may acquire the business, property or fixed assets of, or all of the stock or other evidence of beneficial ownership of any Person engaged in the nursery business, the peat or potting soil or mix business or businesses reasonably related thereto; provided that (i) no Event of Default or Potential Event of Default has occurred and is then continuing; (ii) the aggregate amount of Loans made to effect such acquisition will not exceed an amount equal to the Consolidated EBITDA for the most recent 12 consecutive month period of the businesses acquired multiplied by four; (iii) Holdings will contribute cash equity to Company in an amount equal to at least 20% of the aggregate purchase price to be paid for such acquisition; (iv) after giving effect (including, without limitation, any limitation on any assumed or acquired Indebtedness) to such acquisition and Indebtedness incurred in connection therewith, Company is in pro forma compliance with its financial covenants; (v) on or prior to the consummation of the acquisition, Company shall cause to be executed and delivered all such Loan Documents, and to have been taken all such other actions (including without limitation the delivery of any appraisals or environmental reports), in each case as may be required pursuant to subsections 6.11, 6.12 or 6.13 with respect to the Persons or assets so acquired and/or to update the schedules to this Agreement and to provide a collateral audit of the Inventory and Accounts Receivables of the Person or assets so acquired; and (vi) Company obtains Agent's and Requisite Lenders' consents to any acquisition or series of related acquisitions in excess of $10,000,000 and, to the extent such consent is required, shall have delivered to Agent and Lenders on a timely basis such historical and pro forma financial statements, sources and uses analysis, pro forma covenant calculations and such other due diligence information as may be reasonably requested by Agent or Lenders. Agent and Requisite Lenders hereby agree to approve or disapprove acquisitions as soon as reasonably practicable but in any event within 10 Business Days of receipt of such information.

7.8  Consolidated Capital Expenditures.

          Each Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any period indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such period; provided that the Maximum Consolidated Capital Expenditures Amount for any period shall be increased by an amount equal to the excess, if any, (but in no event more than $1,000,000) of the Maximum Consolidated Capital Expenditures Amount for the previous period (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous period:


                                        Maximum Consolidated
           Period                        Capital Expenditures
     -----------------                  --------------------
     Fiscal Year, 1998                       $3,500,000
     Fiscal Year, 1999                       $2,500,000
     Fiscal Year, 2000                       $2,500,000
     Fiscal Year, 2001                       $2,500,000
     Fiscal Year, 2002                       $2,500,000

7.9  Restriction on Leases.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, (i) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between or among Company and its wholly-owned Subsidiaries), or (ii) cause or permit the liability of such Borrower or Subsidiary under or in respect of such lease to increase by any material amount, in each case unless, immediately after giving effect to such incurrence of or increase in liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current or any future period of 12 consecutive calendar months shall not exceed $1,500,000.

7.10  Sales and Lease-Backs.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.9.

7.11  Sale or Discount of Receivables.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12  Transactions with Shareholders and Affiliates.

          Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, or (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

7.13  Disposal of Subsidiary Stock.

          Except pursuant to the Collateral Documents and except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(iv), each Borrower shall not:

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         (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

         (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

 7.14    Conduct of Business.

         From and after the Closing Date, each Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Borrower and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

 7.15    Amendments of Certain Documents.

         Each Borrower shall not, and shall not permit any of its Subsidiaries to agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of any of the Related Agreements in each case as in effect on the Closing Date without the prior written consent of Requisite Lenders.

 7.16    Fiscal Year.

         Each Borrower shall not change its Fiscal Year-end from December 31.

 Section 8.   EVENTS OF DEFAULT

         If any of the following conditions or events ("Events of Default") shall occur:

 8.1  Failure to Make Payments When Due.

         Failure by any Borrower to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by any Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by any Borrower to pay any fee or any other amount due under this Agreement within five days after the date due; or

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 8.2  Default in Other Agreements.

         (i) Failure of any Borrower or any of its Subsidiaries to pay when due any principal of or interest on one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $250,000 or more or with an aggregate principal amount of $500,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Borrower or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

 8.3  Breach of Certain Covenants.

         Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

 8.4  Breach of Warranty.

         Any representation, warranty, certification or other statement made by any Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

 8.5  Other Defaults Under Loan Documents.

         Any Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 15 days after the earlier of (i) an officer of any Borrower becoming aware of such default or (ii) receipt by any Borrower of notice from Agent or any Lender of such default; or

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 8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other Insolvency Laws which decree or order is not stayed; or any other similar relief shall be granted under any applicable Insolvency Laws; or (ii) an involuntary case shall be commenced against any Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other Insolvency Laws; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

 8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.

         (i) Any Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other Insolvency Laws, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

 8.8  Judgments and Attachments.

         Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $250,000 or (ii) in the aggregate at any time an amount in excess of $500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a

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period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

 8.9  Dissolution.

         Any order, judgment or decree shall be entered against any Borrower or any of its Subsidiaries decreeing the dissolution or split up of any Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

 8.10    Employee Benefit Plans.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Borrower or any of its ERISA Affiliates in excess of $100,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $250,000; or

 8.11    Material Adverse Effect.

         Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

 8.12    Change in Control.

         (i) A change shall occur in the Board of Directors of Holdings so that a majority of the Board of Directors of Holdings ceases to consist of the individuals who constituted the Board of Directors of Holdings on the Closing Date (or individuals whose election or nomination for election was approved by a vote of at least 75% of the directors then in office who either were directors of Holdings on the Closing Date or whose election or nomination for election previously was so approved); or

         (ii) any Person or Group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission), other than MDCP and its Affiliates, shall become or be the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings on a fully diluted basis, unless MDCP and its Affiliates shall own and continue to so own capital stock representing not less than a majority of such aggregate ordinary voting power; or

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         (iii) at any time prior to a Public Offering of Holdings, MDCP shall cease to own, directly or indirectly, beneficially or of record, at least 51% of each of the Holdings Common Stock and any other class of voting capital stock of Holdings; or

         (iv) Holdings shall cease to beneficially own and control 100% of the issued and outstanding shares of capital stock of Company or shall cease to have the ability to elect all of the Board of Directors of Company;

         (v) Company shall cease to beneficially own and control, directly or indirectly, 100% of the issued and outstanding shares of capital stock of any other Borrower or Company shall cease to have the ability to elect all of the Board of Directors of any other Borrower; or

         (vi) any "Change of Control" (as defined in that certain Indenture dated as of October 19, 1995 by and among Hines Horticulture, Inc., Holdings, Sun Gro Horticulture Inc. and IBJ Schroder Bank & Trust Company) shall occur; or

 8.13    Invalidity of Any Guaranty.

         Any Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

 8.14    Failure of Security.

         Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Agent shall not have or cease to have a valid and perfected first priority security interest in the Collateral; or

 8.15    Amendment of Certain Documents of Holdings.

         Holdings shall agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of, any of the Related Agreements, in each case as in effect on the Closing Date, in a manner adverse to Holdings or any of its Subsidiaries or to Lenders without the prior written consent of Agent and Requisite Lenders; or

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 8.16    Conduct of Business Relating to Holdings.

         Holdings shall engage in any business other than owning the capital stock of Company, Hines Horticulture, Inc. and their respective Subsidiaries and entering into and performing its obligations under and in accordance with the Loan Documents and the Related Agreements to which it is a party; Holdings shall own any assets other than (a) the capital stock of Company, Hines Horticulture, Inc. and their respective Subsidiaries and (b) Cash and Cash Equivalents in an amount not to exceed $100,000 at any one time for the purpose of paying its general operating expenses. Holdings shall directly engage in any business or activities other than those activities necessary to discharge its obligations as a holding company for Company and Hines Horticulture, Inc.;

         THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and
(ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to each Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

         Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph each Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection

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10.6, then Requisite Lenders, by written notice to each Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit any Borrower and do not grant any Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

 Section 9.   AGENT

 9.1  Appointment.

         BTCC is hereby appointed Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower or any of its Subsidiaries.

 9.2  Powers and Duties; General Immunity.

    A. Powers; Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

    B. No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral

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statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of any Borrower to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Borrower or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

    C. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

    D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may

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accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

 9.3 Representations and Warranties; No Responsibility For Appraisal of Credit worthiness.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each Borrower and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of each Borrower and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

 9.4  Right to Indemnity.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

 9.5  Successor Agent.

         Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and each Borrower, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to each Borrower and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to each Borrower, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with

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all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

 9.6  Collateral Documents and Guaranties.

         Each Lender hereby further authorizes Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Collateral Document; provided that, subject to any provision of subsection 10.6 requiring the consent of any additional Lenders, Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or any Guaranty without the prior consent of Requisite Lenders, but Agent may (i) release any Lien covering any items of Collateral that are the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have consented and (ii) release any Guarantor (other than any Borrower or Holdings) from its Guaranty if all of the capital stock of such Guarantor is sold to a Person that is not any Affiliate of Company pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any of the Guaranties, it being understood and agreed that all rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof.

 Section 10.  MISCELLANEOUS

 10.1    Assignments and Participations in Loans and Letters of Credit.

    A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein

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may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Working Capital Revolving Loan Commitment and the Working Capital Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided, further that no such sale, assignment, transfer or participation may be made by a Lender to an Eligible Assignee without a concurrent sale, assignment, transfer or participation to such Eligible Assignee of the assigning Lender's proportionate share of the commitments under the Hines I Credit Agreement. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

    B.   Assignments.

         (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Agent (which consent of Company and Agent shall not be unreasonably withheld); provided that any such assignment by a Domestic Lender in accordance with either clause (a) or (b) above shall effect a pro rata assignment (based on the respective principal amounts thereof then outstanding or in effect) of both the Acquisition Term Loan Commitment or the Acquisition Term Loan of the assigning Domestic Lender, on the one hand, and the Revolving Loan Commitment and the Revolving Loans of the assigning Domestic Lender, on the other hand. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to

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    such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV,
    Exhibit V-A, Exhibit V-B or Exhibit VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender.

         (ii) Acceptance by Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

    C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation,
(iii) the release of all or substantially all Collateral or (iv) the assignment of the Credit Agreement by Holdings, and all amounts payable by Borrowers hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Each Borrower and each Lender hereby acknowledges and agrees that, solely for purposes of subsections

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10.4 and 10.5, (a) any participation will give rise to a direct obligation of such Borrower to the participant and (b) the participant shall be considered to be a "Lender".

    D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between any Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

    E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

 10.2    Expenses.

         Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to jointly and severally pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all the costs of furnishing all opinions by counsel for any Borrower (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of any Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to the Loan Documents, including without limitation costs of conducting record searches, examining Collateral, opening bank accounts, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), costs of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, costs of preparing and recording Loan Documents, fees and expenses of counsel for providing such opinions as Agent or Requisite Lenders may reasonably request, and fees and expenses of legal counsel to Agent;
(v) all the actual costs and reasonable expenses of obtaining and reviewing any appraisals provided for under this Agreement and any environmental audits or reports provided for under this Agreement; (vi)

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all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

 10.3    Indemnity.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to defend, indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to any Borrower with respect thereto (collectively called the "Indemnified Liabilities"); provided that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

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         Without limiting the generality of the foregoing, each Borrower further agrees to fully and promptly pay, perform, discharge, defend (subject to Indemnitee's selection of counsel), indemnify and hold harmless each Indemnitee from and against any Indemnified Environmental Liabilities; provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Environmental Liabilities to the extent such Indemnified Environmental Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Environmental Liabilities incurred by the Indemnitees or any of them. As used herein, "Indemnified Environmental Liabilities" means any liabilities, obligations, losses, damages (including, without limitation, natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including, without limitation, the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any Hazardous
Materials or any activity relating to Hazardous Materials that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim), expenses and disbursements of any kind or nature whatsoever, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of: (i) any Release, threatened Release or disposal of any Hazardous Materials at any of the Facilities; (ii) the Release, threatened Release, or disposal at any location of any Hazardous Materials generated at or originating from any of the Facilities by or at the direction of Company or any of its Subsidiaries; (iii) any Environmental Claim in connection with any of the Facilities; or (iv) the operation of or violation of any Environmental Law at any of the Facilities.

 10.4    Set-Off; Security Interest in Deposit Accounts.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default and consultation with Agent each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of such Borrower to that Lender under this Agreement, the Letters of Credit and participations therein and the

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other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Borrower hereby further grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

 10.5    Ratable Sharing.

         A. Amounts Owed by Company. Domestic Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or under any other Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Domestic Lender from Company (and not from Lakeland Canada) hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due From Company" to such Lender) which is greater than the proportion received by any other Domestic Lender in respect of the Aggregate Amounts Due From Company to such other Domestic Lender, then the Domestic Lender receiving such proportionately greater payment shall (i) notify Agent and each other Domestic Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Company to the other Domestic Lenders so that all such recoveries of Aggregate Amounts Due From Company shall be shared by all Domestic Lenders in proportion to the Aggregate Amounts Due From Company to them; provided that if all or part of such proportionately greater payment received by such purchasing Domestic Lender is thereafter recovered from such Domestic Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Domestic Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

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


         B. Amounts Owed By Lakeland Canada. Canadian Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under any applicable Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents from Lakeland Canada (collectively, the "Aggregate Amounts Due From Lakeland Canada" to such Lender) which is greater than the proportion received by any other Canadian Lender in respect of the Aggregate Amounts Due From Lakeland Canada to such other Canadian Lender, then the Canadian Lender receiving such proportionately greater payment shall (i) notify Agent and each other Canadian Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Lakeland Canada to the other Lenders so that all such recoveries of Aggregate Amounts Due From Lakeland Canada shall be shared by all Canadian Lenders in proportion to the Aggregate Amounts Due From Lakeland Canada to them (as calculated prior to such recovery); provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Canadian Lender upon the bankruptcy or reorganization of Lakeland Canada or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Lakeland Canada expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Lakeland Canada to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

 10.6    Amendments and Waivers.

         No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner the provisions contained in the second paragraph of subsection 2.1C(ii); changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date (but not the date of any scheduled installment of principal) of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase

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in the interest rate applicable to any of the Loans pursuant to subsection 2.2E)
or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases all or substantially all of the Collateral other than in accordance with the terms of the Loan Documents;
reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; increases the advance rates provided for in the definition of "Borrowing Base" to any level above the advance rates in effect as of the Closing Date; or changes in any manner the provisions contained in subsection
8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent, and (iv) no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments, or Commitment reductions applicable to either Class (the "Affected Class") in a manner that disproportionately disadvantages such Class relative to the other Class shall be effective without the written concurrence of Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not the other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage such other Class for purposes of this clause (iv)). Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.

 10.7    Independence of Covenants.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another

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


covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

 10.8    Notices.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States or Canadian mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States or Canadian mail with postage prepaid and properly addressed; provided that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

 10.9    Survival of Representations, Warranties and Agreements.

    A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

    B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

 10.10   Failure or Indulgence Not Waiver; Remedies Cumulative.

         No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

 10.11   Marshalling; Payments Set Aside.

         Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of

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


the Obligations. To the extent that any Borrower makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

 10.12   Severability.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

 10.13   Obligations Several; Independent Nature of Lenders' Rights.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

 10.14   Headings.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

 10.15   Applicable Law.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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 10.16   Successors and Assigns.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). None of any Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders.

 10.17   Consent to Jurisdiction and Service of Process.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Each Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Borrower at its address provided in subsection 10.8, such service being hereby acknowledged by such Borrower to be sufficient for personal jurisdiction in any action against such Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.

 10.18   Waiver of Jury Trial.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

 10.19   Confidentiality.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by any Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by each Borrower that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

 10.20   Judgment Currency.

         (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

         (b) The obligations of each Borrower in respect of any sum due from it to the Lenders hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Other Currency the Agent may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the Original Currency so purchased is less than the sum originally due to the Lenders in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lenders against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders in the Original Currency, the Lenders shall remit such excess to such Borrower.

 10.21   Counterparts; Effectiveness.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each Borrower and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                 [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                             BORROWER:

                             HINES II, INC.


                             By: /s/ Claudia Pieropan
                                ------------------------------------------
                             Title:  C.F.O.
                                   ---------------------------------------


                             Notice Address:

                             LENDERS:

                             BT COMMERCIAL CORPORATION,
                             as a Domestic Lender and as Agent

                             By:      /s/  Richard Faulkner
                                ------------------------------------------
                             Title:        Associate
                                   ---------------------------------------


                             Notice:
                             BT Commercial Corporation
                             300 South Grand Avenue
                             Suite 4100
                             Los Angeles, CA  90045
                             Attention:  Richard Faulkner
                             Telecopy No.: 213-620-8394

                             Domestic Lending Office:
                             14 Wall Street, 3rd Floor
                             New York, New York 10005
                             Attention:  Bharathi Baliga
                             Telecopy No.: 212-618-2428

                             Eurodollar Lending Office:
                             14 Wall Street, 3rd Floor
                             New York, New York 10005
                             Attention:  Bharathi Baliga
                             Telecopy No.: 212-618-2428

                             BT BANK OF CANADA,
                             as a Canadian Lender


                             By: /s/ James E. Kellar
                                ----------------------------------------
                             Title: Vice President
                                   -------------------------------------


                             By: /s/ D. R. Gates
                                ----------------------------------------
                             Title: Managing Director
                                   -------------------------------------

                             Notice Address:

                             200 Bay Street
                             Suite 1700
                             Royal Bank Plaza, North Tower
                             Toronto, Ontario M5J 2J2
                             Attention: Marcellus Leung
                             Telecopy No.:

                             BANKERS TRUST COMPANY,
                             as an Issuing Lender


                             By: signature illegible
                                ----------------------------------------
                             Title: Principal
                                   -------------------------------------

                             Notice Address:

                             14 Wall Street, 3rd Floor
                             New York, New York 10005
                             Attention:  Bharathi Baliga
                             Telecopy No.: 212-618-2428

                             HARRIS TRUST AND SAVINGS BANK,
                             as a Domestic Lender


                             By: /s/ Karen Knudsen
                                ----------------------------------------
                             Title: Vice President
                                   -------------------------------------

                             FLEET NATIONAL BANK,
                             as a Domestic Lender


                             By: /s/ Adan B. Tweedy
                                ----------------------------------------
                             Title: Assistant Vice President
                                   -------------------------------------

                             LASALLE NATIONAL BANK,
                             as a Domestic Lender


                             By:     /s/ Ward Nixon
                                ----------------------------------------
                             Title:  Senior Vice President
                                   -------------------------------------

                             NATIONSBANK OF TEXAS, N.A.,
                             as a Domestic Lender and Canadian Lender


                             By:     signature illegible
                                ----------------------------------------
                             Title:  Vice President
                                   -------------------------------------

                             UNION BANK OF CALIFORNIA, N.A.,
                             as a Domestic Lender and Canadian Lender


                             By:     /s/ Martin Valencia
                                ----------------------------------------
                             Title:  Vice President
                                   -------------------------------------

                             BANK OF MONTREAL,
                             as a Canadian Lender


                             By:     /s/ Merv McCune
                                ----------------------------------------
                             Title:  Senior Account Manager
                                   -------------------------------------

                             WELLS FARGO BANK, NATIONAL
                             ASSOCIATION,
                             as a Domestic Lender and Canadian Lender


                             By:     signature illegible
                                ----------------------------------------
                             Title:  Vice President
                                   -------------------------------------